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Exhibit 10.1

CLINICAL TRIAL COLLABORATION AGREEMENT

This Clinical Trial Collaboration Agreement (the “Agreement”) is made and entered into effective as of September 21, 2016 (the “Effective Date”) by and between Nektar Therapeutics, a Delaware corporation, headquartered at 455 Mission Bay Boulevard South, San Francisco, CA 94158 (“Nektar”), and Bristol-Myers Squibb Company, a Delaware corporation, headquartered at 345 Park Avenue, New York, New York 10154 (“BMS”).  Nektar and BMS may be referred to herein individually as a “Party,” or collectively as the “Parties.”

RECITALS

WHEREAS, Nektar and BMS desire to collaborate on one or more clinical trials of a combination therapy using Nektar’s IL2-based CD122-biased agonist, known as “NKTR-214”, and BMS’s human monoclonal antibody that binds PD-1 known as “Nivolumab”, certain rights to which are licensed by BMS from, and shared by BMS with, Ono Pharmaceutical Co. Ltd. (“Ono”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants contained herein, the Parties agree as follows:

Article 1

DEFINITIONS

The terms in this Agreement with initial letters capitalized, whether used in the singular or the plural, shall have the meaning set forth below or, if not listed below, the meaning designated in places throughout this Agreement.

1.1“Affiliate” shall mean, with respect to a particular Entity, any other Entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such particular Entity, but only for so long as such Entity meets the definition of Affiliate hereunder.  As used in this section, the term “controls” (with correlative meanings for the terms “controlled by” or “under common control with”) means (a) that an Entity owns, directly or indirectly, more than fifty percent (50%) of the voting stock of another Entity, or (b) that such Entity otherwise has the actual ability to control and direct the management of the other Entity, whether by contract or otherwise.

1.2“Aggregate Safety Information” shall mean, with respect to a Party’s Single Agent Compound, the (a) safety and toxicity information for such Single Agent Compound that is Combined Therapy Study Data, plus (b) safety and toxicity information from all other clinical trials of such Single Agent Compound, whether alone or in combination with another pharmaceutical agent, in each case including information related to serious adverse events, adverse drug reactions, adverse events, discontinuations due to adverse events and Grade 3 and Grade 4 laboratory abnormalities.  Aggregate Safety Information shall be provided by a Party to

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the other in the same format as is contained in the investigators’ brochures prepared by such Party for its Compound in each country where a Combined Therapy Trial will be conducted.

1.3“Agreement” shall have the meaning set forth in the preamble to this Agreement, as it may be amended by the Parties from time to time.

1.4“Applicable Law” shall mean all applicable laws, rules and regulations (whether federal, state or local) that may be in effect from time to time and applicable to conduct under this Agreement, including current Good Clinical Practices (GCP), Good Laboratory Practices (GLP) and Good Manufacturing Practices (GMP).

1.5“Arbitration Matter” shall mean any disputed matter that relates to or arises out of the validity, interpretation or construction of, or the compliance with or breach of, this Agreement; provided that such disputed matter has been considered, but not resolved, by the Executive Officers as set forth in Section 13.3(a).  For clarity, no JDC Dispute that  is subject to Sections 2.8(a) or 2.8(b), no Publication Dispute nor any other matter requiring mutual agreement of both Parties shall be an Arbitration Matter.

1.6“Bioanalysis Plan” shall mean the bioanalysis plan for any Samples as may be contemplated by a Combined Therapy Trial, Protocol or another subsequent written agreement between the Parties, as described in Section 13.7.

1.7“BMS” shall have the meaning set forth in the preamble to this Agreement.

1.8“BMS Compound” shall mean BMS’s proprietary anti-PD-1 monoclonal antibody known as Nivolumab.

1.9“BMS Indemnitees” shall have the meaning set forth in Section 11.2 of this Agreement.

1.10“BMS Independent Patent Rights” shall mean any Patent Rights Controlled by BMS (or its Affiliates) as of the Effective Date or during the Term through efforts outside of this Agreement that Cover the use (whether alone or in combination with other agents), manufacture, formulation or composition of matter of the BMS Compound, but which do not Cover any Collaboration Invention.

1.11“BMS Regulatory Documentation” shall mean any Regulatory Documentation related to the BMS Compound that exists as of the Effective Date or that is created during the Term through efforts outside this Agreement.

1.12“BMS Study Data” shall have the meaning set forth in Section 8.2 of this Agreement.

1.13“BMS Study Invention” shall mean any invention or Technology that would be a Collaboration Invention (except for the exclusion set forth therein) and that relates to (a) the composition of matter of the BMS Compound (and not the Nektar Compound), (b) method of

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manufacture or formulation of the BMS Compound (and not the Nektar Compound) as a single agent, and/or (c) a method of use of the BMS Compound (and not the Nektar Compound) as a monotherapy or as used with agents, antibodies or compounds (other than a Collaboration Invention comprising, whether generically or specifically, the use of both the BMS Compound (and/or any other antibodies that are designed to selectively bind to PD-1 or PD-L1) and a Nektar Compound (and/or any other IL2-based CD122 agonist)).

1.14“BMS Study Patent Rights” shall mean any Patent Rights that are Controlled by BMS and Cover any BMS Study Invention (and not a Nektar Study Invention or Combined Therapy Trial Invention) or BMS Study Data, excluding BMS Independent Patent Rights and BMS Technology.  For avoidance of doubt, any such Patent Rights that Cover both (x) a BMS Study Invention and (y) any other type of Collaboration Invention are included within the Combined Therapy Patent Rights.

1.15“BMS Technology” shall mean all Technology Controlled by BMS (or its Affiliates) as of the Effective Date or during the Term through efforts outside of this Agreement related to the BMS Compound or the Combined Therapy and necessary for the conduct of the Combined Therapy Trials.  For clarity, BMS Technology does not include (a) Collaboration Inventions, (b) Study Data, or (c) Combined Therapy Trial Regulatory Documentation.

1.16“Business Day” shall mean a day other than Saturday, Sunday or any day on which commercial banks located in New York, NY are authorized or obligated by Applicable Law to close.

1.17“Clinical Hold” shall mean (i) an order issued by the FDA to a Party pursuant to 21 CFR §312.42 to delay a proposed clinical investigation or to suspend an ongoing clinical investigation of the Combined Therapy or such Party’s Single Agent Compound in the United States or (ii) an equivalent order to that set forth in (i) issued by a Regulatory Authority other than the FDA in any other country or group of countries.

1.18“Collaboration Invention” shall mean any invention or Technology, whether or not patentable, that is made, conceived, or first actually reduced to practice by or on behalf of a Party, or by or on behalf of the Parties together (including by a Third Party in the performance of the Combined Therapy Trial), in the performance of the Combined Therapy Trials, Statistical Analysis Plan or Bioanalysis Plan to be conducted under this Agreement, but excluding any Study Data, or any Nektar Study Invention or BMS Study Invention.

1.19“Combined Therapy” shall mean a therapy using the Nektar Compound and the BMS Compound in combination use as individual formulations, for use in the Field, with or without another agent.

1.20“Combined Therapy IND” shall have the meaning set forth in Section 2.1(b).

1.21“Combined Therapy Trial Invention(s)” shall mean all Collaboration Inventions that are not Nektar Study Inventions or BMS Study Inventions.  For clarity, Combined Therapy

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Trial Inventions include any Collaboration Invention comprising, whether generically or specifically, the use of both the BMS Compound (and/or any other antibodies that are designed to selectively bind to PD-1 or PD-L1) and a Nektar Compound (and/or any other IL2-based CD122 agonist).

1.22“Combined Therapy Patent Right(s)” shall mean any Patent Rights that are Controlled by either Party that Cover any Combined Therapy Trial Invention or Combined Therapy Study Data, excluding BMS Independent Patent Rights or Nektar Independent Patent Rights.

1.23“Combined Therapy Study Data” shall have the meaning set forth in Section 8.2 of this Agreement.

1.24“Combined Therapy Trial” or “Combined Therapy Trials” shall have the meaning set forth in Section 2.1(a) of this Agreement.

1.25“Combined Therapy Trial Regulatory Documentation” shall mean any Regulatory Documentation to be submitted for the conduct of the Combined Therapy Trial, but excluding (a) any Nektar Regulatory Documentation and (b) any BMS Regulatory Documentation.

1.26“Commercially Reasonable Efforts” means:  (a) the carrying out of a Party’s obligations or tasks, other than as set forth in clause (b), with a level of efforts and resources consistent with the commercially reasonable practices normally devoted by a similarly situated company, subject to and in accordance with the terms and conditions of this Agreement; and (b) where applied to a Party’s efforts to conduct any Combined Therapy Trial under the applicable Protocol, the level of effort and resources normally devoted by such Party to conduct a clinical trial for a biopharmaceutical product or compound that is owned by it or to which it has rights, which is of similar market potential, profit potential or strategic value and at a similar stage in its development or product life based on conditions then prevailing.

1.27“Confidential Information” shall have the meaning set forth in Section 9.1 of this Agreement.

1.28“Control” or “Controlled” shall mean, with respect to particular information or intellectual property, that the applicable Party owns or has a license to such information or intellectual property and has the ability to grant a right, license or sublicense to the other Party as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

1.29“Cover” means, with respect to a Patent, that, but for rights granted to a Person under such Patent, the practice by such Person of an invention described in such Patent would infringe a claim included in such Patent, or in the case of a Patent that is a patent application, would infringe a claim in such patent application if it were to issue as a patent.  “Covered” or “Covering” shall have correlative meanings.

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1.30“CRO” means any Third Party contract research organization used to conduct a Combined Therapy Trial, including laboratories and Third Parties used to maintain the Global Safety Database from a Combined Therapy Trial, but, for clarity, excluding clinical trial sites and any Third Parties who are individuals.

1.31“Database Lock” means, with respect to each Combined Therapy Trial, such actions as are taken with approval of the JDC to prevent any modification to the database of Study Data generated in the course of such Combined Therapy Trial.

1.32“Effective Date” shall have the meaning set forth in the preamble to this Agreement.

1.33“Entity” means a partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization.

1.34“Executive Officers” shall mean the Chief Medical Officer of Nektar and the Senior Vice President, Global Development & Medical Affairs of BMS (or their respective designees).

1.35“Exclusive Collaboration Period” shall mean the period commencing on the Effective Date, and ending on the earlier of (a) September 30, 2018 or (b) the effective date of termination of this Agreement pursuant to Section 12.2 or Section 12.3.

1.36“FDA” shall mean the United States Food and Drug Administration, or any successor agency having the same or similar authority.

1.37“Field” shall mean treatment of patients with cancer.

1.38“Global Safety Database” shall mean the database containing serious adverse events, serious adverse drug reactions and pregnancy reports for the Combined Therapy, and shall be the authoritative data source for regulatory reporting and responding to regulatory queries.

1.39“Good Clinical Practices” or “GCP” shall mean the standards, practices and procedures set forth in the International Conference on Harmonization guidelines entitled in “Good Clinical Practice: Consolidated Guideline,” including related regulatory requirements imposed by the FDA and (as applicable) any equivalent or similar standards in jurisdictions outside the United States, to the extent that such standards are applicable in the jurisdiction in which the relevant Combined Therapy Trial is conducted or required to be followed in the jurisdiction in which Regulatory Authority approval of a product will be sought.

1.40“Good Laboratory Practices” or “GLP” shall mean the regulations set forth in 21 C.F.R. Part 58 and the requirements expressed or implied thereunder imposed by the FDA and (as applicable) any equivalent or similar standards in jurisdictions outside the United States.

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1.41“Good Manufacturing Practices” or “GMP” means the regulations set forth in 21 C.F.R. Parts 210–211, and the requirements thereunder imposed by the FDA, and, as applicable, any similar or equivalent regulations and requirements in jurisdictions outside the United States.

1.42“IND” shall mean (a) an Investigational New Drug Application as defined in the Federal Food, Drug and Cosmetic Act, as amended, and regulations promulgated thereunder, or any successor application or procedure required to initiate clinical testing of a drug in humans in the United States; (b) a counterpart of such an Investigational New Drug Application that is required in any other country before beginning clinical testing of a drug in humans in such country, including, for clarity, a “Clinical Trial Application” in the European Union; and (c) all supplements and amendments to any of the foregoing.

1.43“Initiation” shall mean dosing of the first patient in any Combined Therapy Trial.

1.44“Major Market” shall mean [***].

1.45“Manufacture” or “Manufacturing” shall mean manufacturing, processing, formulating, packaging, labeling, holding (including storage), and quality control testing of a Single Agent Compound or the Combined Therapy, in each case so as to be suitable for use in the Combined Therapy Trials under Applicable Law.

1.46“Material Safety Issue” means a Party’s good faith belief that there is an unacceptable risk for harm in humans based upon:  (i) pre-clinical safety data, including data from animal toxicology studies; or (ii) the observation of serious adverse effects in humans after the Nektar Compound or the BMS Compound, either as a single agent or in combination with another pharmaceutical agent (including as the Combined Therapy), has been administered to or taken by humans, such as during the Combined Therapy Trial.

1.47“Nektar” shall have the meaning set forth in the preamble to this Agreement.

1.48“Nektar Compound” shall mean NKTR-214, as set forth on the attached Exhibit E.

1.49“Nektar Indemnitees” shall have the meaning set forth in Section 11.1 of this Agreement.

1.50“Nektar Independent Patent Rights” shall mean any Patent Rights Controlled by Nektar (or its Affiliates) as of the Effective Date or during the Term through efforts outside of this Agreement that Cover the use (whether alone or in combination with other agents), manufacture, formulation, or composition of matter of the Nektar Compound, but which do not Cover any Collaboration Invention.

1.51“Nektar Regulatory Documentation” shall mean any Regulatory Documentation related to the Nektar Compound that exists as of the Effective Date or that is created during the Term through efforts outside this Agreement.

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1.52“Nektar Study Data” shall have the meaning set forth in Section 8.2 of this Agreement.

1.53“Nektar Study Invention” shall mean any invention or Technology that would be a Collaboration Invention (except for the exclusion set forth therein) and that relates to (a) the composition of matter of the Nektar Compound (and not the BMS Compound), (b) method of manufacture or formulation of the Nektar Compound (and not the BMS Compound) as a single agent, or (c) a method of use of the Nektar Compound (and not the BMS Compound) as a monotherapy or as used in combination with agents, antibodies or compounds (other than an Collaboration Invention comprising, whether generically or specifically, both the BMS Compound (and/or any other antibodies that are designed to selectively bind to PD-1 or PD-L1) and a Nektar Compound (and/or any other IL2-based CD122 agonist)).

1.54“Nektar Study Patent Rights” shall mean any Patent Rights that are Controlled by Nektar and Cover any Nektar Study Invention (and not a BMS Study Invention or the Combined Therapy Trial Invention) or Nektar Study Data, excluding Nektar Independent Patent Rights and Nektar Technology.  For avoidance of doubt, any Patent Rights that Cover both (x) a Nektar Study Invention and (y) any other type of Collaboration Invention are included within the Combined Therapy Patent Rights.

1.55“Nektar Technology” shall mean all Technology Controlled by Nektar (or its Affiliates) as of the Effective Date or during the Term through efforts outside of this Agreement related to the Nektar Compound or the Combined Therapy and necessary for the conduct of the Combined Therapy Trials.  For clarity, Nektar Technology does not include (a) Collaboration Inventions, (b) Study Data, or (c) Combined Therapy Trial Regulatory Documentation.

1.56“Ono” shall have the meaning set forth in the recitals of this Agreement.

1.57“Ono-BMS Agreements” means those certain Collaboration Agreements between BMS and Ono dated as September 20, 2011 and as of July 23, 2014, as amended from time to time, and agreements between Ono and BMS and their Affiliates relating thereto that may be in effect from time to time.

1.58“Ono Territory” means Japan, Korea and Taiwan.

1.59“Party” or “Parties” shall have the meaning set forth in the preamble to this Agreement.

1.60“Patent Rights” shall mean any and all (a) United States or foreign patents; (b) United States or foreign patent applications, including all provisional applications, substitutions, continuations, continuations-in-part, divisions, renewals, and all patents granted thereon; (c) United States or foreign patents-of-addition, reissues, reexaminations (including ex parte reexaminations, inter partes reviews, inter partes reexaminations, post grant reviews and supplemental examinations) and extensions or restorations by existing or future extension or restoration mechanisms, including supplementary protection certificates, patent term extensions,

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or the equivalents thereof; and (d) any other form of government-issued right substantially similar to any of the foregoing, and “Patent” shall mean any of the foregoing issued or granted rights.

1.61“PD-1” shall mean programmed cell death protein 1.

1.62“PD-L1” shall mean programmed death-ligand 1.

1.63“Person” shall mean an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Entity or other similar entity or organization, including a government or political subdivision, department or agency of a government.

1.64 “Regulatory Authority” shall mean the FDA or any other governmental authority outside the United States (whether national, federal, provincial and/or local) that is the counterpart to the FDA, including the European Medicines Agency for the European Union.

1.65“Regulatory Documentation” shall mean, with respect to a product containing the BMS Compound as monotherapy, the Nektar Compound as monotherapy or the BMS Compound and Nektar Compound in combination use as individual formulations, all submissions to Regulatory Authorities in connection with the development of such product, including all INDs and amendments thereto, NDAs and amendments thereto, drug master files, correspondence with regulatory agencies, periodic safety update reports, adverse event files, complaint files, inspection reports and manufacturing records, in each case together with all supporting documents (including documents with respect to clinical data).

1.66“Restricted Third Party” shall mean [***].

1.67“Right of Cross-Reference” shall mean, with regard to a Party, an authorization that permits an applicable Regulatory Authority in a country to rely on to relevant information (by cross-reference, incorporation by reference or otherwise) contained in Regulatory Documentation (and any data contained therein) filed with such Regulatory Authority with respect to such Party’s Single Agent Compound (including, in the case of BMS, the Nektar IND and the Combined Therapy IND), only to the extent necessary for the conduct of a Combined Therapy Trial in such country or as otherwise expressly permitted or required under this Agreement to enable a Party to exercise its rights or perform its obligations hereunder, and, except as to information contained in the Nektar IND relating to the Combined Therapy or the Combined Therapy IND, without the disclosure of such information to such Party.

1.68“Samples” shall mean biological specimens collected from Combined Therapy Trial study subjects (including fresh and/or archived tumor samples, serum, peripheral blood mononuclear cells, plasma, and whole blood for RNA and DNA sample isolation).

1.69“Serious Adverse Event” or “SAE” shall mean an adverse event that results in any of the following outcomes: death, a life-threatening adverse event, inpatient hospitalization

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or prolongation of existing hospitalization, a persistent or significant incapacity or substantial disruption of the ability to conduct normal life functions, or a congenital anomaly/birth defect.

1.70“Single Agent Compound” or “Compound” shall mean, (a) with respect to Nektar, the Nektar Compound, and (b) with respect to BMS, the BMS Compound.

1.71“Statistical Analysis Plan” shall mean the set of analyses of the Study Data for each Combined Therapy Trial conducted hereunder prepared by Nektar (in consultation with BMS) and approved by the JDC and shall include safety analyses for the Combined Therapy in each Combined Therapy Trial.  The Statistical Analysis Plan document for a Combined Therapy Trial will be agreed to by the JDC before Database Lock and any material amendments thereto will require JDC approval.

1.72“Technology” shall mean information, inventions, discoveries, trade secrets, knowledge, technology, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, specifications, data and results not generally known to the public (including biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing and quality control data and know-how, including study designs and protocols), in all cases, whether or not patentable, in written, electronic or any other form now known or hereafter developed, materials, data and results, including Regulatory Documentation.

1.73“Third Party” shall mean any Person or Entity other than Nektar and BMS and their respective Affiliates.

1.74“Third Party License Payments” shall mean any payments (e.g., upfront payments, maintenance payments, milestones, royalties) due to any Third Party under license agreements or other written agreements granting rights to intellectual property owned or controlled by such Third Party to the extent that such rights are necessary for (i) the making, using or importing of a Party’s Single Agent Compound for the conduct of the Combined Therapy Trial, or (ii) the conduct of any Combined Therapy Trial.

Additional Definitions.  In addition to those terms defined above, definitions for each of the following terms are found in the body of this Agreement as indicated below:

Defined Term	Section
AAA	13.3(b)
Alliance Manager	2.7
Annual Report	9.3
Breaching Party	12.2(a)
CDA	9.1(a)
Co-Chair	2.3

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CSRs	5.1(a)(xvi)
CRO Agreement	2.4(o)
Cure Period	12.2(a)
Current Report	9.3
Dispute	13.3(a)
Final Match Date	3.7
Indemnify	11.1
Informed Consent Form (ICF)	2.6(a)
Infringe or Infringement	6.3(a)
Initial Trial	2.1(a)
IRBs	9.3(d)
JDC or Joint Development Committee	2.3
JDC Dispute	2.8
Licensee	13.10(b)
Losses	11.1
Monthly Report	7.3(a)
Nektar IND	2.1(b)
Non-Breaching Party	12.2(a)
Officials	10.9
Operational Matters	2.6(a)
Payment	10.9
Permitted Research	Exhibit C
Permitted IL2 Research	Exhibit C
Pharmaceutical Entity	1.66
Payment or Other Transfers of Value (POTV)	9.6(a)
Protocol	2.1(a)
Publication Dispute	9.5(b)
Quality Agreement	4.3
Recipients	9.6(c)
Restricted Combination	Exhibit C
Restricted IL2 Combination	Exhibit C
Results	9.5(b)
Right of First Refusal (ROFR)	3.7

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ROFR Offer Period	3.7
ROFR Negotiation Period	3.7
SEC	9.3
Site/CRO List	2.6(d)
Study Data	8.1
Sunshine Laws	9.6(c)
Supply Agreement	4.4
Term	12.1
Third Party Claim	11.1
Third Party Terms	3.7
Third Party Study Costs	7.2

Article 2

COLLABORATION SCOPE; GOVERNANCE

2.1Scope of Collaboration; Governance of Agreement.

(a)The Parties shall, pursuant to this Agreement, collaborate to conduct the following clinical trials (each, a “Combined Therapy Trial”) (i) a Phase I-II clinical trial evaluating the Combined Therapy (the “Initial Trial”), and (ii) such other clinical trials evaluating the Combined Therapy as may be mutually agreed upon by the Parties.  Each Combined Therapy Trial shall be conducted in accordance with a protocol (each, a “Protocol”) to be drafted by Nektar (in consultation with BMS) and mutually agreed upon by the Parties at a meeting of the JDC.  Any substantive amendments to the Protocol will be subject to mutual agreement of the Parties at a meeting of the JDC or by written agreement (including by email acknowledgment) of the JDC Co-Chairs (including by email acknowledgment) without a meeting.  The Protocol, [***], is attached hereto as Exhibit A.

(b)The Combined Therapy Trials shall be conducted under either (1) Nektar’s existing IND as of the Effective Date for the Nektar Compound (the “Nektar IND”) or (2) a new IND, for which Nektar will be the sponsor of record (the “Combined Therapy IND”).

(i)Nektar IND.  Nektar shall have complete legal interest in and control of the Nektar IND.  In no event will Nektar be required to obtain the consent of BMS to transfer or encumber the Nektar IND, and Nektar shall not have any obligation to share with BMS any consideration received in connection with the sale, license, use or other conveyance of the Nektar IND.  Nektar shall have complete control as to any Right of Cross-Reference granted by Nektar to a Third Party with respect to any portion of the Nektar IND relating to the Nektar Compound for use as monotherapy or for use in combination with any other molecules (other than for use with the BMS Compound).

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(ii)Combined Therapy IND.  Each Party shall have a beneficial one-half interest in such Combined Therapy IND; provided, however, that:  (i) in no event will either Party be required to obtain the consent of the other Party to transfer or encumber its interest in the Combined Therapy IND; provided that (a) the transferee or encumbrance holder agrees to abide by the terms and conditions of this Agreement, (b) any transfer occurs only in connection with, and to the same transferee of, a transfer of all of a Party’s rights in its Single Agent Compound, and (c) each Party provide written notice of such transfer or encumbrance to the other Party within [***] of such transfer or encumbrance; (ii) Nektar shall be the sole holder of all legal interests in the Combined Therapy IND, and neither Party shall have any obligation to share with the other Party any consideration received in connection with the sale, license or use of its interest in the Combined Therapy IND where permitted by this Agreement; and (iii) neither Party shall be permitted to grant any third Person any Right of Cross-Reference with respect to any portion of the Combined Therapy IND relating to the other Party’s Single Agent Compound for use as monotherapy or for use in combination with any other molecules (other than for use with Nivolumab, in the case of BMS, or NKTR-214, in the case of Nektar, in each case as permitted by this Agreement), except as required by a governmental authority.  Each Party shall provide a Right of Cross-Reference to its existing respective IND for its respective Single Agent Compound as necessary to allow the Combined Therapy Trials to be conducted under the Combined Therapy IND.  For the avoidance of doubt, each Party shall be responsible for (x) drafting and updating as necessary the investigator’s brochure for its respective Single Agent Compound, and (y) filing all necessary Regulatory Documentation to the existing IND for its respective Single Agent Compound, including the submission to such existing IND of serious adverse event and adverse drug reaction cases emerging from any Combined Therapy Trial.

(c)Information to be Provided by Nektar

(i)Nektar shall provide BMS with the following relating to the Nektar Compound:  (i) the latest investigator’s brochure (and annual updates), list of ongoing clinical studies and clinically relevant safety information that emerges from other clinical studies, in each case within [***] (or as soon as reasonably practicable) after general distribution of final versions of such documents within Nektar, and further to the extent any applicable confidentiality obligations relating to other combination therapy trials involving the Nektar Compound and a Third Party’s compound do not prevent Nektar from sharing such documents with BMS, (ii) [***] notice of any material safety related communications with any Regulatory Authority and the substance of such communications regarding any clinical trials of the Nektar Compound during the Term; (iii) a summary of all new clinically relevant toxicology study data on the Nektar Compound within [***] (or as soon as reasonably practicable) after generation within Nektar; and (iv) Aggregate Safety Information from all other clinical trials of the Nektar Compound (if not provided elsewhere) [***] or as otherwise agreed to by the JDC.  BMS shall use any such data provided pursuant to this Section 2.1(c)(i) solely to evaluate the safety of (x) the Nektar Compound for use in the Combined Therapy Trials and (y) the Combined Therapy.  All such disclosures are Confidential Information of Nektar.

(ii)Nektar shall provide BMS with safety analyses for each Combined Therapy Trial in accordance with the applicable Statistical Analysis Plan.  Each Party shall use

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any such data provided pursuant to this Section 2.1(c)(ii) solely to evaluate the safety of (x) its own Compound for use in the Combined Therapy Trials, (y) the Combined Therapy and (z) as permitted elsewhere in this Agreement.  All such disclosures are Confidential Information of both Parties.

(iii)Nektar shall provide BMS with safety analyses for the BMS Compound as monotherapy from each Combined Therapy Trial in accordance with the applicable Statistical Analysis Plan.  BMS may use such information for any purpose and all such information and data shall be Confidential Information of BMS.

(d)Information to be Provided by BMS. BMS shall provide Nektar with the following relating to the BMS Compound:  (i) the latest investigator’s brochure (and annual updates), list of ongoing clinical studies and clinically relevant safety information that emerges from other clinical studies, in each case within [***] (or as soon as reasonably practicable) after general distribution of final versions of such documents within BMS, and further to the extent any applicable confidentiality obligations relating to other combination therapy trials involving the BMS Compound and a Third Party’s compound do not prevent BMS from sharing such documents with Nektar, (ii) reasonably prompt notice of any material safety related communications with any Regulatory Authority and the substance of such communications regarding any clinical trials of the BMS Compound during the Term; (iii) a summary of all new clinically relevant toxicology study data on the BMS Compound within [***] (or as soon as reasonably practicable) after generation within BMS; and (iv) Aggregate Safety Information from all other clinical trials of the BMS Compound (if not provided elsewhere) on an annual basis or as otherwise agreed to by the JDC.  Nektar shall use any such data provided pursuant to this Section 2.1(d) solely to evaluate the safety of (1) the BMS Compound for use in the Combined Therapy Trials and (2) the Combined Therapy.  All such disclosures are Confidential Information of BMS.

(e)If further studies, including toxicity studies, are required or suggested by a Regulatory Authority as a prerequisite for conducting any of the Combined Therapy Trials, then the Parties agree to hold good faith discussions in a timely manner to agree upon a protocol for such studies, each of which will be considered a Combined Therapy Trial and conducted on substantially the same terms as set forth herein (including the cost-sharing provisions of Section 7.2); provided that, if the Parties are unable to agree upon a protocol for such study or if the conduct of such study shall cause a delay deemed unsatisfactory by either Party, then any disputed matters precluding agreement shall be referred to the Executive Officers (or their respective designees) for resolution.  If the Executive Officers are unable to reach resolution within [***] after such referral to them (and do not mutually agree to an extension of time to arrive at such resolution), then this Agreement shall automatically terminate following the conclusion of any then-active Combined Therapy Trial (unless and until the Protocol for such required/suggested study(ies) is finalized by mutual agreement prior to the completion of such Combined Therapy Trial) and the provisions of Section 12.5 shall apply to any such termination.

2.2Adverse Event Reporting.

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(a)This Section 2.2 shall govern safety reporting arising from Combined Therapy Trials.  Nektar, or its designee, will manage all drug safety activities.

(b)Nektar, or its designee, will forward to BMS, at the contact information below via fax or secure e-mail in a format to be agreed to by the Parties, all fatal or life threatening SAE reports within [***] of date of first receipt and all other SAE reports, reports of exposure during pregnancy (maternal and paternal) and reports of suspected transmission of an infectious agent via the BMS Study Drug or Combined Therapy, each within [***] of date of first receipt.  Every [***], the SAE reports exchanged will be reconciled.

BMS – Adverse Event Reporting Contact:
E-mail: worldwide.safety@bms.com
Fax: 609-818-5506

Acknowledgement of ICSR receipt:
E-mail: worldwide.safety@bms.com

(c)Nektar shall perform case level reconciliation to confirm that BMS has received all reports required under this Agreement. Nektar shall e-mail aepbusineesprocess@bms.com to request a reconciliation report for each Combined Therapy Trial.  Nektar shall reconcile the cases identified as being transmitted to BMS on BMS’s reconciliation report and those contained in the Global Safety Database.  Missing case-level events shall be sent to BMS Global Pharmacovigilance by e-mail at worldwide.safety@bms.com or by fax to (609) 818-3804.  Nektar shall perform such reconciliation every [***], unless otherwise agreed by BMS in writing.

2.3Joint Development Committee.  [***], the Parties shall form a Joint Development Committee (the “JDC”).  The JDC shall consist of [***].  Each Party shall be responsible for determining the qualifications and substitutions of its JDC members.  It is anticipated that each Party’s representatives may include experts in finance, clinical development, patient safety and regulatory affairs and CMC.  The JDC shall be co-chaired with one chairperson designated by each Party (each, a “Co-Chair”).  The JDC shall meet [***], or at such other frequency as the JDC agrees (and it may appoint subteams to meet more frequently), provided that either Party through its Co-Chair may request a meeting of the JDC at any time upon [***] notice to the other Party, with the understanding that the other Party will use reasonable efforts to comply with such request but such other Party will not be in breach of this Agreement in the event that it is unable to comply with such request but is using reasonable efforts to conduct a JDC meeting as promptly as practicable.  Upon request by either Party, such meetings will be held by audio or video teleconference; provided that face-to-face meetings shall occur at least [***], alternating between Princeton, NJ and San Francisco, CA unless otherwise agreed upon by the Parties.  There must be a minimum of [***] from each Party at any meeting of the JDC.  No fewer than [***] prior to each meeting, and in any event as soon as reasonably practicable, each Party shall use good faith efforts to disclose to the other Party any proposed agenda items together with appropriate supporting information.  The JDC Co-Chairs shall alternate responsibility for preparing and circulating definitive minutes of each meeting of the

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JDC.  Such minutes shall provide a description, in reasonable detail, of the discussions at the meeting, a list of material actions and decisions made by the JDC, a list of action items made by the JDC and a list of material issues not resolved by the JDC.  The JDC Co-Chair who drafts the minutes shall provide the other Co-Chair and each Party’s Alliance Managers with the initial draft meeting minutes, who shall return the draft with any proposed changes, and this process shall be repeated until a final version of the meeting minutes is agreed upon and signed (or acknowledged as final via email) by the two Co-Chairs.  The Parties shall reasonably cooperate to complete and agree upon a final version of meeting minutes within [***] from the date of the relevant meeting.  The final version of the meeting minutes shall be signed (or acknowledged as final via email) by the two Co-Chairs, and each Party shall be provided with a copy of the final meeting minutes for its safekeeping.  A [***] of additional representatives of a Party may attend meetings of the JDC in advisory capacity with the prior written consent of the other Party; provided that any JDC meetings that includes representatives of either Party who are not JDC members may, at the request of any JDC member, include a closed session consisting of only JDC members and Alliance Managers.  All representatives to the JDC or attending JDC meetings shall be subject to confidentiality and nonuse restrictions at least as restrictive as those set forth herein.

2.4Responsibilities of the Joint Development Committee.  Each Party shall use Commercially Reasonable Efforts to keep the JDC informed about activities performed by that Party hereunder.  The JDC (or in the absence of a formal JDC meeting the Co-Chairs) shall be responsible for the following:

(a)overseeing the activities of the Parties with respect to the Combination Therapy Trials, and providing a forum for the Parties to discuss, monitor and coordinate all activities and communications regarding the Combined Therapy Trials;

(b)approving a budget for each Combined Therapy Trial and any material amendments thereto, including reviewing and approving any costs for a given budget of a Combined Therapy Trial that are reasonably anticipated to be greater than [***] of the JDC-approved budget;

(c)reviewing (i) the progress of each Combined Therapy Trial, (ii) the proposed plan for medical monitoring and site audits (with Nektar to take comments of the JDC members to such proposed plan into account) and (iii) the results of such medical monitoring and site audits;

(d)reviewing and approving with respect to each Combined Therapy Trial (i) the applicable Protocol and the Statistical Analysis Plan, and any proposed substantive amendment thereto and (ii) the CRO Agreement(s) and, to the extent provided in Section 2.4(o), proposed material amendments thereto;

(e)reviewing and approving any immunogenicity analysis for each Combined Therapy Trial, including protocol and Entity to do the analysis;

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(f)reviewing and approving any Bioanalysis Plan not set forth in the Protocol, and any material amendments thereto;

(g)reviewing and providing timely comments to proposed communication strategies and communications with any Regulatory Authority regarding the conduct of the Combined Therapy Trials and, if applicable, approving such proposed communications and communication strategies;

(h)approving any IND submitted for a Combined Therapy Trial, as well as reviewing material submissions to any such IND in accordance with Article 5;

(i)reviewing any Combined Therapy Trial Regulatory Documentation, or portions thereof, that relate to the Combined Therapy, in accordance with Article 5;

(j)subject to Section 2.6(d), agreeing on the final list of proposed clinical trial sites pursuant to Section 2.6(d), and agreeing on communications to clinical trial sites or IRBs relating to patient safety or early termination/cessation of a Combined Therapy Trial;

(k)appointing working teams, including a clinical execution working team, to be made up of an equal number of representatives from each Party, that will hold telephone discussions at a mutually agreed-upon frequency to review clinical development, patient safety and regulatory issues that arise in the course of the Combined Therapy Trials, and delegating certain decision-making authority to such working teams;

(l)determining the quantities of Nektar Compound, BMS Compound and any co-medications, necessary for the Combined Therapy Trials within a sufficient minimum lead time and coordinating the supply of such quantities by the respective Party in accordance with Article 4 and the Supply Agreement;

(m)reviewing and approving, in advance, any additional analyses of, or that include, the Combined Therapy Study Data proposed by either Party that are not included in the Statistical Analysis Plan; provided that, for clarity, such review and approval shall not apply to analyses by a Party of the monotherapy data for its own Compound from a Combined Therapy Trial;

(n)reviewing and approving use of any Samples in accordance with Section 8.5 that are not described in the Protocol and ICF, so long as the JDC remains in force and effect;

(o)for any CROs or Third Party contactors engaged after the Effective Date, reviewing and approving (1) the selection of any such CRO and Third Party contractor (other than individuals in a Party’s workforce who are engaged on an independent contractor basis) that has a material role in each Combined Therapy Trial pursuant to Section 2.6(d) and (2) the terms of any such CRO contract or pharmacovigilance contract (“CRO Agreement”) with a Third Party;

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(p)reviewing and approving the template ICF form, template case report form and template clinical site study agreement to be used in a given Combined Therapy Trial;

(q)reviewing and approving the countries in which each Combined Therapy Trial will be conducted, as set forth in Section 2.6(d);

(r)approving the final clinical trial report (and/or final statistical analysis in accordance with the Statistical Analysis Plan) from each Combined Therapy Trial; and

(s)discussing any other topics or issues relating to the Combined Therapy Trials that either Party requests that cannot be resolved at the working team level.

2.5Joint Development Committee Authority.

(a)The JDC shall take action by unanimous consent, with each Party having a single vote, irrespective of the number of its representatives actually in attendance at a meeting.  In the absence of a formal meeting, the Co-Chairs shall have decision-making authority for the JDC, so long as any decisions are documented as provided below.

(b)The JDC shall have the right to make only those determinations expressly enumerated as decisions of the JDC in this Agreement; provided that such determinations are documented in the written minutes signed (or acknowledged as final via email) by the JDC Co-Chairs.

(c)Notwithstanding anything to the contrary in this Agreement, the JDC will have no power (i) to amend this Agreement, or the Quality Agreement, or (ii) to modify either Party’s obligations with regard to the Combined Therapy Trials without such Party’s prior written consent; in each case, except by a writing (and that is not the minutes of a meeting) signed by both Parties.

2.6Nektar Operational Authority Generally.

(a)Nektar shall, subject to the oversight and determinations of the JDC as provided in Sections 2.3 and 2.4, the terms of the applicable Combined Therapy Protocol, the decisions and guidance of applicable committee(s) and/or working teams, and applicable terms and conditions of this Agreement:  (i) manage and be primarily responsible for the conduct of the Combined Therapy Trials; (ii) be the Sponsor and regulatory lead with respect to the Combined Therapy Trials; and (iii) as between the Parties, be the lead with respect to (1) the selection and management of clinical study sites (including budget negotiations with vendors, timelines and contingency planning), subject to Sections 5.1(a)(x) and 5.1(b)(vi) with respect to site selection and subject to BMS’s consent as to the country(ies) where each Combined Therapy Trial will be conducted, (2) conducting clinical study start-up activities, communicating with and obtaining approval from institutional review boards and/or ethics committees, as applicable, and drafting for both Parties’ approval the template informed consent form (“ICF”) for each Combined Therapy Trial, (3) subject recruitment and retention activities, (4) ongoing site monitoring and quality assurance audits, (5) management of safety reporting by contract research organizations

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and clinical study sites, (6) ongoing medical monitoring, (7) management, monitoring and audits of CROs in connection with each CRO involved in the conduct of the Combined Therapy Trial, and (8) inquiries from clinical study subjects ((1)‑(8), collectively, the “Operational Matters”).  Nektar shall use Commercially Reasonable Efforts to perform such Operational Matters.  The JDC shall set up a mechanism for BMS or a working team of the JDC to be informed and updated on a timely periodic basis regarding Operational Matters, so that if BMS has any concerns or disagreements regarding same, the matter can be escalated to the JDC for review.

(b)Each Party shall be responsible for paying the full amount of any Third Party License Payments that it is obligated to pay pursuant to its agreement with a Third Party on account of the conduct of any Combined Therapy Trial and/or pursuant to Sections 4.1(a) and 4.2(a).

(c)Nektar shall provide BMS with access to the safety information and Study Data in accordance with Sections 5.1(a)(xvi) and 5.1(a)(xvii).

(d)BMS acknowledges that Nektar, prior to the Effective Date, has (i) selected and entered into agreements with certain CROs, investigators and Third Party contractors, (ii) identified a number of clinical trial sites, and (iii) completed study initiation visits, and BMS approves of such sites, investigators, CROs and Third Party contractors.  BMS acknowledges that the CRO Agreements and/or any other documents related to such CROs, investigators, Third Party contractors and clinical trial sites have been made available to BMS prior to the Effective Date, and BMS hereby approves the continuation of such agreements on their terms (including the budgets and pricing included therein), and hereby ratifies, on behalf of its appointees to the JDC, the decisions taken by Nektar prior to the Effective Date that would otherwise be under the purview of the JDC pursuant to this Agreement.  For any additional CROs, investigators, Third Party contractors or clinical trial sites proposed after the Effective Date, Nektar, after discussion with BMS, will create and provide the JDC with a proposed list of potential clinical trial site(s), CROs, investigators (including IMS grant plan analysis and/or a model investigator grant budget) and Third Party contractors that may be used to conduct each Combined Therapy Trial, with the final list to be subject to JDC (or Co-Chairs) approval (such JDC-approved list being the “Site/CRO List”).  Except as otherwise noted in this Section 2.6(d), the proposed Site/CRO List will be provided to the JDC [***] Nektar initiating site selection negotiations or visits (for sites/investigators) or CRO negotiations (for CROs).  Nektar shall have the authority to select the final clinical trial sites, CROs, investigators and Third Party contractors from the Site/CRO List.  In the event that additional sites, CROs, investigators or Third Party contractors need to be added after the initial list is approved, a new list will be created by Nektar that includes the proposed new sites, CROs, investigators or Third Party contractors and such list will be provided to the JDC for approval by the JDC (or Co-Chairs) per this Section 2.6(d).

2.7Alliance Managers.  Each of the Parties will appoint one representative to act as its Alliance Manager (each, an “Alliance Manager”).  The role of the Alliance Manager is to act as a primary point of contact between the Parties to assure a successful relationship between the Parties.  The Alliance Managers will attend all meetings of the JDC and support the JDC in the

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discharge of its responsibilities.  An Alliance Manager may bring any matter concerning a Party’s performance under this Agreement to the attention of the JDC if the Alliance Manager reasonably believes that such attention is warranted.  Each Party may change its designated Alliance Manager from time to time upon written notice to the other Party.  Any Alliance Manager may designate a substitute to temporarily perform the functions of such Alliance Manager upon written notice to the other Party’s Alliance Manager.  Each Alliance Manager will be charged with creating and maintaining a collaborative work environment within the JDC.  Each Alliance Manager also will:

(a)be the point of first referral in all matters of dispute resolution in accordance with Section 13.3;

(b)provide a point of communication both internally within its respective Party’s organizations and between the Parties regarding the Combined Therapy Trials;

(c)assist in coordinating any collaborative efforts under this Agreement, if any, and any external communications; and

(d)take responsibility for ensuring that JDC activities, such as the conduct of required JDC meetings, occur as set forth in this Agreement and that relevant action items, if any, resulting from such meetings are appropriately carried out or otherwise addressed.

2.8Dispute Resolution.  The representatives of the JDC shall attempt in good faith to reach consensus on all matters properly brought before the JDC.  Except as otherwise provided in this Agreement, if, after a good faith, reasonable and open discussion among the members of the JDC, the JDC is unable to agree on a matter that has been properly before it for a period of [***] and that calls for a decision, either Party may refer the dispute (a “JDC Dispute”) to the Executive Officers for resolution.  If the Executive Officers are unable to reach a resolution within [***] of such referral, then the JDC Dispute will be referred to the Chief Executive Officer and Chief Medical Officer of Nektar or his or her designee and the Chief Scientific Officer of BMS or his or her designee for attempted resolution by good faith negotiations within [***] after such referral is made.  In the event such officers are unable to resolve such JDC Dispute within such [***] period then:

(a)if such JDC Dispute regards whether or not to commence a new Combined Therapy Trial, then such Combined Therapy Trial shall not proceed absent mutual agreement of the Parties; provided that any then-active Combined Therapy Trial shall continue;

(b)if such JDC Dispute occurs subsequent to the commencement of a Combined Therapy Trial, and relates to either (1) a material amendment requiring mutual agreement proposed by either Party to an agreed-upon Protocol or protocol synopsis, CRO Agreement, Bioanalysis Plan or Statistical Analysis Plan relating to such Combined Therapy Trial or (2) any other matter relating to the strategy, conduct, rationale, or safety of such Combined Therapy Trial, there shall be no decision on the matter and the then existing terms of the applicable Protocol, protocol synopsis, CRO Agreement, Bioanalysis Plan or Statistical

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Analysis Plan relating to such Combined Therapy Trial shall govern.  Notwithstanding the foregoing, neither Party shall be required to continue a Combined Therapy Trial if a Party reasonably deems there to be a Material Safety Issue for such Combined Therapy Trial.  Each Party’s safety committee shall, to the extent practicable, meet and discuss in good faith the Material Safety Issue and if unresolved within [***], escalate such Material Safety Issue to the Executive Officers.  If the Executive Officers are unable to reach a resolution within [***] of such referral, then the dispute will be referred to the Chief Executive Officer and Chief Medical Officer of Nektar or his or her designee and the Chief Scientific Officer of BMS or his or her designee for attempted resolution by good faith negotiations within [***] after such referral is made.  In the event such officers are unable to resolve the Material Safety Issue, the applicable Combined Therapy Trial shall be discontinued.  The Parties shall use reasonable efforts to wind down activities related solely to such discontinued Combined Therapy Trial in accordance with Section 12.5; and

(c)if such JDC Dispute is not otherwise addressed by Section 2.8(a) or (b), the dispute shall be resolved through arbitration as provided for in Section 13.3.

2.9Conduct.  Each Party shall use Commercially Reasonable Efforts to perform and fulfill its respective activities under this Agreement, and shall do so in accordance with Applicable Law, including GCP, GLP and GMP.

Article 3

LICENSE GRANTS

3.1Grant by BMS.  Subject to the terms of this Agreement, BMS hereby grants, and shall cause its Affiliates to grant, to Nektar (and Nektar hereby accepts) a non-exclusive, worldwide (other than within the Ono Territory), non-transferable, royalty-free license (with the right to sublicense solely pursuant to the terms of and subject to the limitations of Section 3.3) under the BMS Independent Patent Rights, BMS Technology, and BMS Regulatory Documentation to use the BMS Compound, solely to the extent necessary to discharge Nektar’s obligations under this Agreement with respect to the conduct of the Combined Therapy Trials.

3.2Grant by Nektar.  Subject to the terms of this Agreement, Nektar hereby grants, and shall cause its Affiliates to grant, to BMS (and BMS hereby accepts) a non-exclusive, worldwide, non-transferable, royalty-free license (with the right to sublicense solely pursuant to the terms of and subject to the limitations of Section 3.3) under the Nektar Independent Patent Rights, Nektar Technology, and Nektar Regulatory Documentation to use the Nektar Compound, solely to the extent necessary to discharge BMS’s obligations under this Agreement with respect to the conduct of the Combined Therapy Trials.

3.3Sublicensing.

(a)Subject to Section 3.3(b) and Section 3.3(c), each Party shall have the right to grant sublicenses under the licenses granted to it under Section 3.1 to Affiliates and, if

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required for a Third Party to perform its duties with respect to the conduct of the Combined Therapy Trials (and agreed to by the other Party, such consent not to be unreasonably withheld), to Third Parties, solely as necessary to assist a Party in carrying out its responsibilities with respect to the Combined Therapy Trials.

(b)For the avoidance of doubt, in no event shall BMS (or any of its sublicensees) have the right to grant Ono or any of Ono’s Affiliates any sublicense under the license granted to BMS in Section 3.2.

(c)With regard to any such sublicenses permitted and made under this Agreement, (i) such sublicensees, except Affiliates (so long as they remain Affiliates of a Party), shall be subject to written agreements that bind such sublicensees to obligations that are consistent with a Party’s obligations under this Agreement including confidentiality and non-use provisions no less restrictive than those set forth in Sections 8.2 and 8.3 and Article 9, and provisions regarding intellectual property that ensure that the Parties will have the rights, title, and interest provided under this Agreement to any intellectual property created by such sublicensee, (ii) each Party shall provide written notice to the other of any such sublicense (and obtain approval for sublicenses to Third Parties); and (iii) the licensing Party shall remain liable for all actions or inactions of its sublicensees.

3.4No Implied Licenses.  Except as specifically set forth in this Agreement, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, in any intellectual property of the other Party, including Confidential Information disclosed to it under this Agreement or under any Patent Rights Controlled by the other Party or its Affiliates.

3.5Exclusivity.  To maximize focus, value and efficiencies in the collaboration contemplated by this Agreement and avoid intellectual property conflicts and other issues from related transactions with Third Parties, Nektar and BMS hereby agree to the exclusivity provisions set forth on Exhibit C hereto.

3.6Access to Information.  During the period from the Effective Date until the expiration of the Exclusive Collaboration Period, BMS shall have the right to conduct due diligence on the Nektar Compound, in order to determine whether BMS is interested in exclusively licensing the right to develop and commercialize the Nektar Compound.  In furtherance of the foregoing, if requested by BMS, Nektar will disclose to BMS all material information and results reasonably relating to the Nektar Compound as promptly as practicable after such information and results become available.  Any such information and results shall be treated as Confidential Information of Nektar hereunder.

3.7Right of First Refusal.  If at any time during the Term and prior to the expiration of the Exclusive Collaboration Period (such period, the “ROFR Offer Period”) Nektar determines that it wishes to out-license the right to commercialize the Nektar Compound in any Major Market territory, Nektar will promptly notify BMS in writing of same and the territory as to which the license will cover, and BMS will have the exclusive right to negotiate for the right to obtain an exclusive license to develop and commercialize the Nektar Compound in such

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territory or in any other Major Market (the “Right of First Refusal”), for a period of three (3) months thereafter (the “ROFR Negotiation Period”); provided that the ROFR Negotiation Period shall be extended for any period during which Nektar has not complied with Section 3.6 above; provided further that BMS shall promptly provide written notice to Nektar regarding such noncompliance and the Parties shall mutually agree on any extension of the ROFR Negotiation Period, such extension not to exceed thirty (30) calendar days.  For clarity, if the original notice is for any territory in a Major Market, then BMS’s Right of First Refusal applies to all territories in the Major Market.  During the ROFR Negotiation Period, if requested by BMS, Nektar will disclose to BMS all material information and results reasonably relating to the Nektar Compound as promptly as practicable after such information and results become available.  Any such information and results shall be treated as Confidential Information of Nektar hereunder.  If BMS and Nektar do not reach an agreement for such rights within the ROFR Negotiation Period, then Nektar will be free to out-license any and all rights (subject to the terms of this Agreement) to the Nektar Compound in any territory worldwide; provided, however, that Nektar shall not out-license the right to commercialize the Nektar Compound in any Major Market territory (including any modification to such territory than was previously considered by BMS) to a Third Party within the ninety (90) calendar day period after the end of the ROFR Negotiation Period without first offering to BMS the same terms that such Third Party offered to Nektar (with such terms being memorialized in a written term sheet or proposed definitive agreement) (such terms, “Third Party Terms”) and allowing BMS ten (10) Business Days to accept such Third Party Terms (the end of such ten (10) Business Day period, the “Final Match Date”). In the event that Nektar does not enter into a transaction with a Third Party with respect to the rights that are the subject of such Right of First Refusal within a period of ninety (90) days subsequent to the Final Match Date, or Nektar does not receive (or make) an offer to any such Third Party that would give rise to the existence of any Third Party Terms, and in either instance the ROFR Offer Period has not expired, then BMS’s rights under this Section 3.7 shall be reinstated for the remainder of the ROFR Offer Period, such that in the event that Nektar determines that it wishes to out-license the right to commercialize the Nektar Compound in any Major Market territory prior to the end of the ROFR Offer Period, Nektar will again promptly notify BMS in writing of same and the territory as to which the license will cover, and BMS’s Right of First Refusal will once again apply on the same terms and conditions described above.

Article 4

MANUFACTURE AND SUPPLY

4.1Nektar Compound.

(a)Manufacture and Supply.  Nektar shall use Commercially Reasonable Efforts to Manufacture or have Manufactured the Nektar Compound in drug product and/or drug substance form (as necessary) in reasonable quantities, within minimum lead times and at the points in time as agreed by the JDC for each Combined Therapy Trial.  Nektar or a Third Party conducting activities on behalf of Nektar will package, label and distribute the Nektar Compound for use in the Combined Therapy Trials, with associated costs and expenses (and any related taxes) of such activities to be split between the Parties in accordance with Sections 7.2 and 7.3.

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The cost of Manufacture and supply (including shipping, taxes and duty, if applicable) of Nektar Compound for the Combined Therapy Trials shall be borne solely by Nektar, and Nektar shall bear the risk of loss for the Nektar Compound.  Nektar shall also be responsible for the payment of any Third Party License Payments that may be due exclusively on the supply of Nektar Compound for the Combined Therapy Trials.  The Nektar Compound shall be Manufactured in accordance with Applicable Law (including GMP) and shall be of similar quality to the Nektar Compound used by Nektar for its other clinical trials of the Nektar Compound.  Nektar shall deliver to BMS certificates of analysis, and any other documents specified in the Quality Agreement, including such documentation as is necessary to allow BMS to compare the Nektar Compound certificate of analysis to the Nektar Compound specifications.

4.2BMS Compound.

(a)Manufacture and Supply.  BMS shall use Commercially Reasonable Efforts to Manufacture or have Manufactured the BMS Compound in drug substance and/or drug product form (as necessary) in reasonable quantities, within minimum lead times and at the points in time as agreed by the JDC for each Combined Therapy Trial, and shall supply such BMS Compound in unmarked vials to Nektar or its designee for use in the Combined Therapy Trials.  All BMS Compound supplied to Nektar shall have sufficient expiration dates to complete the Combined Therapy Trial.  Nektar or a Third Party conducting activities on behalf of Nektar will package, label and distribute the BMS Compound for use in the Combined Therapy Trials, with associated costs and expenses (and any related taxes) of such activities to be split between the Parties in accordance with Sections 7.2 and 7.3.  The cost of Manufacture, supply and distribution (including shipping, taxes and duty, if applicable) of the BMS Compound to Nektar shall be borne solely by BMS, and BMS shall bear the risk of loss for the BMS Compound at all times during the Term; except that Nektar shall bear the risk of loss of the BMS Compound to the extent that the loss arises or results from the gross negligence or intentional misconduct of Nektar or of any Third Party conducting packaging, labeling or distribution activities on behalf of Nektar.  BMS shall also be responsible for the payment of any Third Party License Payments that may be due to Ono or to others exclusively on the supply of BMS Compound hereunder for the Combined Therapy Trials.  The BMS Compound shall be Manufactured in accordance with Applicable Law (including GMP) and shall be of similar quality to the BMS Compound used by BMS for its other clinical trials of the BMS Compound.  BMS shall deliver to Nektar certificates of analysis, and any other documents specified in the Quality Agreement, including such documentation as is necessary to allow Nektar to compare the BMS Compound certificate of analysis to the BMS Compound specifications.  The Parties shall cooperate in accordance with Applicable Law to minimize indirect taxes (such as value added tax, sales tax, consumption tax and other similar taxes) relating to the BMS Compound in connection with this Agreement.  BMS will provide Nektar with country-specific customs valuations for the BMS Compound, which Nektar must use for deliveries to each country.  Nektar must request these valuations at least [***] prior to each shipment through BMS’s clinical supply organization.

(b)Use of BMS Compound Supplied by BMS to Nektar.  Nektar shall use the quantities of BMS Compound supplied to it under this Agreement solely as necessary for, and in accordance with, this Agreement and the Protocols, and for no other purpose, including

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without limitation as a reagent or tool to facilitate its internal research efforts, for any commercial purpose, or for other research unrelated to the Combined Therapy Trials.  Except as may be required under this Agreement, a Bioanalysis Plan, or a Protocol, Nektar shall not perform, and shall not allow any Third Parties to perform, any analytical testing of the quantities of BMS Compound supplied to it under this Agreement.

4.3Quality Agreement. Within [***] after the Effective Date, but in no event later than the date on which the first shipment of bulk BMS Compound is supplied for use in the Combined Therapy Trials, the Parties shall enter into a quality agreement (the “Quality Agreement”).  The Quality Agreement shall outline the additional roles and responsibilities relative to the quality of Nektar Compound and BMS Compound in support of the Combined Therapy Trials.  The Quality Agreement shall include the responsibility for quality elements including, by way of example, audits & inspections, sub-contractors and suppliers, change control, OOS results, deviations and investigations required to conduct the Combined Therapy Trials.  In addition, the Quality Agreement shall detail the documentation required for each shipment of BMS Compound supplied to Nektar or its designee for use in the Combined Therapy Trials.  The Quality Agreement shall also indicate whether any required transfer from BMS to Nektar of analytical methods will be necessary to support identity testing by Nektar of the BMS Compound supplied to Nektar under this Agreement.

4.4Supply Agreement.  Within [***] after the Effective Date, the Parties shall enter into a supply agreement (the “Supply Agreement”).  The Supply Agreement shall govern forecasting, ordering, expiration dates, procedures for acceptance and rejection and other customary provisions for the supply of the BMS Compound for the Combined Therapy Trials.

Article 5

RESPONSIBILITIES

5.1Specific Responsibilities of the Parties.  Subject to the terms of this Agreement, each Party shall use Commercially Reasonable Efforts to (i) supply the quantities of its Compound as needed to conduct a Combined Therapy Trial on a timely basis, with Nektar packaging, labeling and delivering same to study sites, in accordance with the time frame(s) established by the JDC; (ii) to conduct and complete each Combined Therapy Trial and any Statistical Analysis Plans and Bioanalysis Plans relating thereto on a timely basis in accordance with the Protocol, Bioanalysis Plans, Statistical Analysis Plans and Third Party agreements relating thereto, and (iii) to timely provide Rights of Cross-Reference where required by this Agreement.

Each Party shall be responsible for activities assigned to it by the Protocol and/or JDC that such Party is not otherwise obligated to perform by this Agreement, provided that, except as set forth in this Agreement, in no event shall either Party be obligated to perform any such assigned activities without its prior written consent (which may be reflected in the minutes of meetings of the JDC or in the Protocol).  As of the Effective Date, each Party shall be responsible for the following activities:

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(a)Responsibilities of Nektar.  Subject to JDC direction and oversight as provided in Section 2.4 and Nektar’s Commercially Reasonably Efforts, Nektar shall be responsible for the following activities, subject in each case (except as expressly provided in Section 4.1(a) with respect to the Manufacture and supply of the Nektar Compound) to the Parties sharing the applicable Third Party Study Costs related to such activities in accordance with Section 7.2:

(i)(A) manufacturing, packaging and labeling the Nektar Compound for use in the Combined Therapy Trials, (B) packaging and labeling the vials provided by BMS of the BMS Compound for use in the Combined Therapy Trials, and (C) providing the JDC (or a working team designated by the JDC) on a monthly basis with a clinical drug supply forecast for the BMS Compound and the Nektar Compound that includes strategy for drug supply overages, drug supply quantity and required delivery dates;

(ii)with the cooperation of BMS, compiling, amending and filing all necessary Combined Therapy Trial Regulatory Documentation with Regulatory Authority(ies), maintaining and acting as the sponsor of record as provided in 21 C.F.R. 312.50 (and applicable comparable ex-US laws) with responsibility, unless otherwise delegated in accordance with 21 CFR 312.52 (and applicable comparable ex-US laws), for each Combined Therapy Trial and making all required submissions to Regulatory Authorities related thereto on a timely basis;

(iii)with the cooperation of BMS, and subject to the provisions of Section 9.5, listing any Combined Therapy Trial required to be listed on a public database such as www.clinicaltrials.gov or other public registry in any country in which such Combined Therapy Trial is being conducted in accordance with Applicable Law and in accordance with Nektar’s internal policies relating to clinical trial registration; provided that BMS shall provide Nektar with written notice of any comments to a proposed listing within [***] of the date on which Nektar provides the applicable information to BMS;

(iv)providing BMS with reasonable advance notice of scheduled meetings or other material non-written communications with a Regulatory Authority and the opportunity to participate in each such meeting or other non-written communication, to the extent that it relates to the Combined Therapy or the BMS Compound, and providing BMS with the opportunity to review, provide comments to Nektar within [***] on, and, if inconsistent with the applicable Protocol(s) or JDC guidance, approve all submissions and written correspondence with a Regulatory Authority that relates to the Combined Therapy or the BMS Compound; provided, however, in no event shall Nektar or any Affiliate of Nektar initiate communications with or respond to any communications initiated by any Regulatory Authority solely with respect to the BMS Compound without the prior written consent of BMS and provided further that BMS, if requested, shall step out of any portions of such meetings or other non-written communications with a Regulatory Authority that relate solely to the use of the Nektar Compound as a monotherapy or in combination with other compounds and Nektar, if requested, shall step out of any portions of such meetings or other non-written communications with a Regulatory Authority that relate solely to the use of the BMS Compound as a monotherapy or in combination with other compounds;

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(v)providing to BMS a written summary of meetings or a summary of other  non-written communications with a Regulatory Authority within [***] of such meeting or communication, and copies of any official correspondence to or from a Regulatory Authority within [***] of receipt or provision, in each case to the extent that it relates to the Combined Therapy or the BMS Compound (or, to the extent the communication would adversely impact the performance of a Combined Therapy Trial, the Nektar Compound), and copies of all Combined Therapy Trial Regulatory Documentation that relate to the Combined Therapy or the BMS Compound within [***] of submission to Regulatory Authorities;

(vi)drafting, and, subject to Sections 2.4 and 2.6(d), providing to BMS (through the JDC or otherwise) for its review and approval, each Protocol and investigator’s brochure for a Combined Therapy Trial, and the related template ICF, template clinical site agreement, Bioanalysis Plan and Statistical Analysis Plan, and any material amendments to each of the foregoing (provided that BMS shall provide Nektar such approval or rejection within [***] of the date on which Nektar provides the applicable document to BMS);

(vii)coordinating with BMS and providing to the JDC (or a subcommittee designated by the JDC for such purpose) drafts of (1) submissions to the Nektar IND (if applicable) and/or the Combined Therapy IND (if applicable); and (2) Combined Therapy Trial Regulatory Documentation, or portions thereof, that relate to the Combined Therapy or the BMS Compound, for JDC review and approval, and providing BMS with the opportunity to review, comment on and approve all other written correspondence with a Regulatory Authority relating to the Combined Therapy Trials, to the extent such correspondence relates to the Combined Therapy or the BMS Compound; provided that BMS shall provide Nektar with written notice of any such comments (and, where applicable, approvals or rejections) within [***] of the date on which Nektar provides the applicable document to BMS;

(viii)to the extent necessary for the conduct of any Combined Therapy Trial, providing BMS a Right of Cross-Reference to the relevant Regulatory Documentation for the Nektar Compound, provided that, such Right of Cross-Reference shall terminate upon the expiration or termination of this Agreement for purposes of conducting any new clinical studies, except that in the case of termination for a Material Safety Issue pursuant to Section 12.4, such Right of Cross-Reference shall remain in effect solely (1) to the extent necessary to permit Nektar to comply with any outstanding obligations required by a Regulatory Authority and/or Applicable Law or (2) as necessary to permit Nektar to continue to dose subjects enrolled in each Combined Therapy Trial through completion of the applicable Protocol if required by the applicable Regulatory Authority(ies) and/or Applicable Laws;

(ix)managing the operations of the Combined Therapy Trials in accordance with the applicable Protocol, including overseeing compliance by any CRO with the terms of its agreement with Nektar relating to the Combined Therapy Trial;

(x)subject to Sections 2.4 and 2.6(d), providing to BMS a list of all proposed clinical trial sites and principal investigator(s) for each Combined Therapy Trial;

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(xi)subject to Sections 2.4 and 2.6(d), ensuring that all clinical trial service agreements and clinical trial site agreements (A) contain intellectual property provisions that retain each of the Parties’ respective intellectual property rights in the Nektar Compound, BMS Compound and Combined Therapy, and (B) allow for BMS, as well as Nektar, to the extent permitted by Applicable Law and any Third Party confidentiality restrictions or obligations, to audit Combined Therapy Trial study sites for quality assurance and to inspect and copy data, documentation and work products relating to the activities performed by the site, including the medical records of any patient participating in any clinical study; provided that should BMS seek to audit a study site (1) BMS shall solely bear the cost and expense for such audit, (2) Nektar shall accompany BMS to such audit, at date and time mutually agreed upon by the Parties and the applicable study site, and (3) BMS shall provide Nektar with a copy of any reports resulting from such audit.  This right to inspect and copy data, documentation, and work products of a study site may be exercised at any time during the Term, or such longer period as shall be required by Applicable Law;

(xii)providing BMS with copies of each final site template ICF (if requested by BMS);

(xiii)providing BMS with minutes from any and all external drug safety monitoring boards for the Combined Therapy Trials, if applicable, within [***] (or as soon as practicable) after receipt by Nektar;

(xiv)providing BMS with updates on the status of the Combined Therapy Trials at each teleconference for the clinical execution working group, or upon BMS’s reasonable request, including information regarding the number and status of study sites, the number of screened subjects (actual to target), the number of randomized subjects (actual to target), the number of dosed, ongoing, discontinued and completed subjects, and any safety updates as contemplated by the applicable Protocol, Section 2.1(c), and/or routinely performed by a Party in its normal course of trial management and reporting;

(xv)subject to the provisions of Section 2.2, owning and being responsible for (or appointing a Third Party reasonably acceptable to BMS to be responsible for) the maintenance of the Global Safety Database and safety reporting for the Combined Therapy, collecting, evaluating and reporting serious adverse events, other safety data and any further pharmacovigilance information from the Combined Therapy Trials, and providing BMS with the opportunity to participate in and comment on such pharmacovigilance activities;

(xvi)providing BMS with access to all safety information (including any updates to the investigator’s brochure for the Nektar Compound) in the Global Safety Database through the provision of case safety reports (“CSRs”) and listings related to the Combined Therapy or the BMS Compound during the Combined Therapy Trials in accordance with Section 2.2;

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(xvii)analyzing the Study Data in a timely fashion and providing BMS with access to the Study Data from the applicable Combined Therapy Trial as follows:

(1)pursuant to an appropriate timetable determined by the JDC:  (A) sharing with BMS for review and comment drafts of interim, ongoing and/or final clinical trial reports (and/or statistical analyses in accordance with the Statistical Analysis Plan) from each Combined Therapy Trial and (B) providing the raw Study Data in electronic or other mutually agreed format;

(2)within [***] after Database Lock, access to safety databases that will be used for an interim review by an external consultant (or drug safety monitoring board, if required) to be agreed upon by the Parties;

(3)within [***] after Database Lock, access to case report forms or patient profiles for all patients in each Combined Therapy Trial; and

(4)within [***] of the creation of a quality checked and closed database for the Combined Therapy Trial, copies of the Form 1572s, financial disclosures and other relevant documents required to meet regulatory requirements related to the Combined Therapy Trials (including any data or documents that may be required to provide Aggregate Safety Information to a Regulatory Authority with respect to the BMS Compound);

(5)within [***] of the creation of an electronic quality checked and closed database for the Combined Therapy Trial, an electronic copy of the such database (it being understood that the form and format of such database must be reasonably acceptable to both Parties and shall be determined by the JDC); and

(6)providing BMS with any programs or SAS codes to be used for the Statistical Analysis Plan for the Combined Therapy Trial;

(xviii)obtaining supplies of any co-medications, to the extent any such co-medications are required for use in any Combined Therapy Trial, and providing to BMS any information related to each Combined Therapy Trial that is provided to the manufacturer of any co-medication pursuant to Section 9.5 herein within [***] after the provision of the information to the manufacturer;

(xix)providing BMS with any information regarding the pharmacokinetics, efficacy and safety of the BMS Compound alone or in combination with the Nektar Compound;

(xx)providing for the release by a Qualified Person (as such term will be defined in the Quality Agreement), or providing the necessary documentation in support of such quality release, of the Nektar Compound if such release is required for any Combined Therapy Trial;

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(xxi)performing either directly or through Third Parties collection of Samples; and

(xxii)such other responsibilities as may be agreed to by the Parties or determined by the JDC.

(b)Responsibilities of BMS. Subject to JDC direction as provided in Section 2.4 and BMS’s Commercially Reasonably Efforts, BMS shall be responsible for the following activities, subject in each case (except as expressly provided in Section 4.2(a) with respect to the Manufacture and supply of the BMS Compound and any Third Party License Payments due Ono) to the Parties sharing the applicable Third Party Study Costs related to such activities in accordance with Section 7.2:

(i)manufacturing and supplying unlabeled vials of the BMS Compound, as further described in Article 4, and providing for the release by a Qualified Person or providing the necessary documentation in support of quality release, of the BMS Compound if such release is required for the Combined Therapy Trial;

(ii)promptly reviewing and providing comments on and communicating its approval (or rejection) of  each Protocol, the BMS and Nektar investigator’s brochures for each Combined Therapy Trial (as it relates to the BMS Compound and the Combined Therapy), any template ICF, Bioanalysis Plan and Statistical Analysis Plan, and any amendments to each of the foregoing (provided that BMS shall provide Nektar with written notice of any such comments (and, where applicable, approvals or rejections) within [***] of the date on which Nektar provides the applicable document to BMS;

(iii)to the extent necessary for the conduct of any Combined Therapy Trial, providing Nektar a Right of Cross-Reference to the relevant Regulatory Documentation for the BMS Compound, provided that, except as provided in Section 3.2, such Right of Cross-Reference shall terminate upon the expiration or termination of this Agreement for purposes of conducting any new clinical studies, except that in the case of termination for a Material Safety Issue pursuant to Section 12.4, such Right of Cross-Reference shall remain in effect solely (1) to the extent necessary to permit Nektar to comply with any outstanding obligations required by a Regulatory Authority and/or Applicable Law or (2) as necessary to permit Nektar to continue to dose subjects enrolled in each Combined Therapy Trial through completion of the applicable Protocol if required by the applicable Regulatory Authority(ies) and/or Applicable Laws;

(iv)jointly reviewing, providing comments to Nektar within [***] on, and (if inconsistent with the applicable Protocol(s)) approving all Combined Therapy Trial Regulatory Documentation and providing Nektar with copies of BMS Regulatory Documentation, as both Parties agree is necessary or reasonably expected to be necessary, and is requested by Nektar, (1) to obtain and maintain the IND for the Combined Therapy Trials and prepare and file any Combined Therapy Trial Regulatory Documentation in accordance with this Agreement, or (2) to comply with Applicable Law with regard to the Nektar Compound and the Combined Therapy Trials, which may include information regarding the pharmacokinetics,

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efficacy and safety of the BMS Compound alone or in combination with the Nektar Compound (provided that BMS shall provide Nektar with written notice of any such comments (and, where applicable, approvals or rejections) within [***] of the date on which Nektar provides the applicable document to BMS;

(v)providing comment and input on the management of each Combined Therapy Trial pursuant to the applicable Protocol;

(vi)reviewing and, if applicable, suggesting alternatives to Nektar’s proposed list of clinical trial sites and principal investigator(s) for each Combined Therapy Trial;

(vii)providing Nektar with access to an investigator’s brochure for the BMS Compound as determined by BMS (and any updates thereto), as well as all relevant safety information for the BMS Compound;

(viii)providing and making available as necessary information and/or persons with knowledge concerning the BMS Compound to support the Combined Therapy Trials, including any interactions with a Regulatory Authority; and

(ix)such other responsibilities as may be agreed to by the Parties or determined by the JDC.

5.2Documents and Combined Therapy Trial Contracts.

(a)The Parties agree that Nektar bears primary responsibility for conduct of each Combined Therapy Trial and the analysis of the Study Data under the applicable Statistical Analysis Plan.  In consultation with BMS, Nektar shall draft the Protocols and Statistical Analysis Plans, and any amendments to each of the foregoing, and shall provide such documents to BMS for review, comment, and if applicable, approval pursuant to Section 5.1(a)(vi) and Sections 2.4 and 2.6(d).  BMS shall have [***] from the date on which Nektar provides the applicable document to BMS to provide any comments, and if applicable, approvals or rejections to Nektar concerning the applicable draft Protocol or Statistical Analysis Plan, or any amendment to each of the foregoing.

(b)Subject to Sections 2.4 and 2.6(d), Nektar shall be responsible for negotiating and entering into contracts for services relating to the Combined Therapy Trials, including selecting vendors, approving contract deliverables and managing contract performance, including site contracts, obtaining IRB approval for site informed consent forms, obtaining signed informed consents, monitoring plans, etc. Nektar will be responsible for ensuring that any such contracts allow Nektar to provide BMS with access to and use of Study Data, Samples, and other information and documents as required pursuant to this Agreement (and in no event not less than the same access or use as is granted to Nektar).

5.3Other Clinical Trials.  Except for the Combined Therapy Trials, each clinical trial for the BMS Compound and the Nektar Compound, alone or in combination with other pharmaceutical agents, is independently conducted and shall not be subject to this Agreement

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(but without limiting each Party’s obligation to share relevant safety information as provided in Section 2.1(c), Section 2.1(d) and Section 2.2).  The BMS Compound provided to Nektar under this Agreement shall not be used for such other clinical trials.  The Nektar Compound provided to BMS under this Agreement shall not be used for such other clinical trials.  Except as provided in Section 3.5 and Exhibit C, nothing in this Agreement shall preclude either Party from conducting any such other clinical trials as it may determine in its discretion, so long as it does not use or rely on the Confidential Information of the other Party in doing so.

5.4Additional Studies.  After completion of the Combined Therapy Trials, the Parties agree to discuss in good faith additional clinical trials (other than clinical trials contemplated by Section 2.1(a)) of the Combined Therapy.  If the Parties jointly agree to conduct any such further clinical trials, such further clinical trials will be conducted in accordance with a separate agreement between the Parties.  For clarity, no Party shall be obligated to collaborate with the other Party or agree on terms with the other Party with respect to such additional clinical trials.

Article 6

INTELLECTUAL PROPERTY

6.1Collaboration Inventions.  All rights to Collaboration Inventions shall be allocated as follows:

(a)Nektar Ownership.  Subject to the terms of this Agreement, all Nektar Study Inventions shall be owned solely by Nektar, and Nektar will have the full right to exploit such Nektar Study Inventions without the consent of, or any obligation to account to, BMS. BMS shall assign and hereby assigns (and shall cause its Affiliates and contractors to assign) all right, title and interest in any Nektar Study Inventions to Nektar.  Any assignments necessary to accomplish the foregoing are hereby made, and BMS shall execute such further documents and provide other assistance as may be reasonably requested by Nektar to perfect Nektar’s rights in such Nektar Study Inventions, all at Nektar’s expense.  Nektar shall have the sole right but not the obligation to prepare, file, prosecute (including any proceedings relating to reissues, reexaminations, protests, interferences, oppositions, post-grant reviews or similar proceedings and requests for patent extensions) and maintain any Nektar Study Patent Rights at its own expense.

(b)BMS Ownership.  Subject to the terms of this Agreement, all BMS Study Inventions shall be owned solely by BMS, and BMS will have the full right to exploit such BMS Study Inventions without the consent of, or any obligation to account to, Nektar.  Nektar shall assign and hereby assigns (and shall cause its Affiliates and contractors to assign) all right, title and interest in any BMS Study Inventions to BMS. Any assignments necessary to accomplish the foregoing are hereby made, and Nektar shall execute such further documents and provide other assistance as may be reasonably requested by BMS to perfect BMS’s rights in such BMS Study Inventions, all at BMS’s expense.  BMS shall have the sole right but not the obligation to prepare, file, prosecute (including any proceedings relating to reissues, reexaminations, protests,

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interferences, oppositions, post-grant reviews or similar proceedings and requests for patent extensions) and maintain any BMS Study Patent Rights at its own expense.

(c)Combined Therapy Trial Inventions.  All Combined Therapy Trial Inventions shall be jointly owned by the Parties, and either Party shall have the right to freely exploit the Combined Therapy Trial Inventions and Combined Therapy Patent Rights, both within and outside the scope of this Agreement, without accounting or any other obligation to the other Party (except as expressly set forth in this Section 6.1(c) and Section 6.3(d) with regard to the filing, prosecution, maintenance and enforcement of Combined Therapy Patent Rights) and each Party may use, exploit and grant licenses (with right to sublicense) to Third Parties under its interest in such Combined Therapy Trial Inventions and Combined Therapy Patent Rights.  Nektar, using outside counsel acceptable to both Parties, shall be responsible for preparing and prosecuting Patent applications and maintaining Patents within the Combined Therapy Patent Rights.  Nektar shall keep BMS advised as to material developments and all steps to be taken with respect to any such Patents and shall furnish the BMS with copies of applications for such Patents, amendments thereto and other related correspondence to and from Patent offices, and permit the BMS a reasonable opportunity to review and offer comments.  Nektar shall take any comments of BMS into good faith consideration. BMS shall reasonably assist and cooperate in obtaining, prosecuting and maintaining the Combined Therapy Patent Rights.  Notwithstanding the foregoing, Nektar shall not take any position in a submission to a Patent office that interprets the scope of a Patent or Patent application of BMS without the prior written consent of BMS. Nektar shall be reimbursed for any Third Party costs and expenses incurred in prosecuting Combined Therapy Patent Rights and the subsequent maintenance of Combined Therapy Patent Rights by BMS such that BMS shall be responsible for fifty percent (50%) of such costs and expenses and Nektar shall be responsible for fifty percent (50%) of such costs and expenses.  Nektar will report all such costs and expenses to BMS in accordance with Sections 7.2 and 7.3.

(i)Abandonment of Patent or Patent application.  In the event that Nektar determines either (a) not to continue the prosecution or maintenance of a Patent application or Patent within the Combined Therapy Patent Rights or (b) not to file any new Patent application requested to be filed by BMS, in each case other than to optimize overall Patent protection of claimed inventions, Nektar shall provide BMS with notice of this decision at least [***] prior to any pending lapse or abandonment thereof. In such event, Nektar shall provide BMS with an opportunity to assume responsibility for all costs associated with the filing or further prosecution and maintenance of such Patent application and any Patent issuing thereon (such filing to occur prior to the issuance of the Patent to which the application claims priority or expiration of the applicable filing deadline, as set forth above). In the event that BMS assumes such responsibility for such filing, prosecution and maintenance costs, BMS shall have the right to transfer the responsibility for such filing, prosecution and maintenance of such Patent applications and Patents to patent counsel selected by it and reasonably acceptable Nektar.  In such case, Section 6.1(c) shall apply to such Patent applications and Patents mutatis mutandis. Such Patent applications and Patents shall otherwise continue to be subject to all of the terms and conditions of this Agreement in the same manner and to the same extent as the other Patent applications or Patents within the Combined Therapy Patent Rights.

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(ii)Failure to Reimburse.  If a Party elects not to reimburse the other Party for fifty percent (50%) of the costs of prosecution and maintenance of a Patent application or Patent within the Combined Therapy Patent Rights in a given country, the non-reimbursed Party shall have the right to file or maintain such Patent or Patent application in such country in its own name and at its own expense, with the prior written consent of the other Party (which shall not be unreasonably withheld) and the other Party shall promptly assign its rights to the joint invention in said country to the non-reimbursed Party if the non-reimbursed Party wishes to file or maintain said Patent application or Patent.  After giving effect to such assignment, such assigned invention and any corresponding Combined Therapy Patent Rights thereto shall be the treated as a Nektar Independent Patent Rights or BMS Independent Patent Rights, as applicable.   The Party who does not wish to file or maintain a Patent application or Patent within the Combined Therapy Patent in any country shall assist in the timely provision of all documents required under national provisions to register said assignment of rights with the corresponding national authorities at the sole expense of the Party who wished to file or maintain such Patent application or Patent in that given country.

(d)Separation of Patent Rights.  In order to more efficiently enable the prosecution and maintenance of the BMS Study Patent Rights, Nektar Study Patent Rights and Combined Therapy Patent Rights relating to Collaboration Inventions as described above, the Parties will use good faith efforts to separate BMS Study Patent Rights, Nektar Study Patent Rights, Combined Therapy Patent Rights, BMS Independent Patent Rights and Nektar Independent Patent Rights into separate patent filings to the extent possible and without adversely impacting such prosecution and maintenance.

6.2Disclosure and Assignment of Collaboration Inventions.  Each Party shall disclose [***] to the other Party in writing and on a confidential basis all Collaboration Inventions, prior to any public disclosure or filing of Patent applications and allowing sufficient time for comment by the other Party.  In addition, each Party shall, and does hereby, assign, and shall cause its Affiliates and contractors to so assign, to the other Party, without additional compensation, such right, title and interest in and to any Collaboration Inventions as well as any intellectual property rights with respect thereto, as is necessary to fully effect, as applicable, the sole ownership provided for in Sections 6.1(a) and 6.1(b) and the joint ownership provided for in Section 6.1(c).

6.3Infringement of Patent Rights by Third Parties.

(a)Notice.  Each Party shall [***] notify the other Party in writing of any alleged or threatened (in writing) infringement, or misappropriation by a Third Party, of Combined Therapy Patent Rights, of which its in-house patent counsel becomes aware (such infringement, “Infringement,” and “Infringe” shall be interpreted accordingly).

(b)Infringement of Nektar Study Patent Rights.  For all Infringement of Nektar Study Patent Rights or Nektar Independent Patent Rights anywhere in the world, Nektar shall have the exclusive right to prosecute such Infringement as it may determine in its sole and absolute discretion, and Nektar shall bear all related expenses and retain all related recoveries.

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BMS shall reasonably cooperate with Nektar or its designee (to the extent BMS has relevant information arising out of this Agreement), at Nektar’s request and expense, in any such action.

(c)Infringement of BMS Study Patent Rights.  For all Infringement of BMS Study Patent Rights or BMS Independent Patent Rights anywhere in the world, BMS shall have the exclusive right to prosecute such Infringement as it may determine in its sole and absolute discretion, and BMS shall bear all related expenses and retain all related recoveries.  Nektar shall reasonably cooperate with BMS or its designee (to the extent Nektar has relevant information arising out of this Agreement), at BMS’s request and expense, in any such action.

(d)Infringement of Combined Therapy Patent Rights.

(i)With respect to Infringement of Combined Therapy Patent Rights, the Parties shall mutually agree as to whether to bring an enforcement action to seek the removal or prevention of such Infringement and damages therefor and, if so, which Party shall bring such action, with any costs and expenses relating thereto to be allocated in accordance with Section 6.3(d)(ii).

(ii)Regardless of which Party brings an enforcement action pursuant to Section 6.3(d)(i), the other Party hereby agrees to cooperate reasonably in any such action, including, if required, by bringing a legal action or furnishing a power of attorney.  If the Parties mutually agree to bring an enforcement action, BMS shall be responsible for fifty percent (50%), and Nektar shall be responsible for fifty percent (50%), of the reasonable and verifiable costs and expenses incurred in connection with any such action.  If either Party recovers monetary damages from any Third Party in an action approved by the Parties and brought under this Section 6.3(d)(ii), such recovery shall be allocated first to the reimbursement of any actual, unreimbursed costs and expenses incurred by the Parties in such litigation (including, for this purpose, a reasonable allocation of expenses of internal counsel), then pro rata in accordance with the aggregate amounts spent by both Parties, and any remaining amounts shall be split fifty percent (50%) to Nektar and fifty percent (50%) to BMS, unless the Parties agree in writing to a different allocation.  In connection with any proceeding under this Section 6.3(d), neither Party shall enter into any settlement without the prior written consent of the other Party.

6.4Infringement of Third Party Rights.

(a)Notice.  If the activities relating to the Combined Therapy Trials become the subject of a claim of infringement of a patent, copyright or other proprietary right by a Third Party anywhere in the world, the Party first having notice of the claim shall promptly notify the other Party and, without regard to which Party is charged with said infringement and the venue of such claim, the Parties shall [***] confer to discuss the claim.

(b)Defense.  If both Parties are charged with infringement pursuant to a claim described in Section 6.4(a), the Parties shall defend such claim jointly, unless they agree otherwise.  If only one Party is charged with infringement, such Party will have the first right but not the obligation to defend such claim.  If the charged Party does not commence actions to

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defend such claim within [***] after being so charged, then the other Party shall have the right, but not the obligation, to defend any such claim.  In any event, the non-defending Party shall reasonably cooperate with the Party conducting the defense of the claim and shall have the right to participate with separate counsel at its own expense, and the defending Party shall consider comments by the non-defending Party in good faith.  The Party defending the claim shall bear the cost and expenses of the defense of any such Third Party infringement claim and shall have sole rights to any recovery.  If the Parties jointly defend the claim, Nektar shall bear fifty percent (50%), and BMS shall bear fifty percent (50%) of any costs and expenses of the defense of any such Third Party infringement claim; provided, however, that, notwithstanding the foregoing, if the claim relates solely to one Party’s Compound, such Party will bear one hundred percent (100%) of the costs and expenses of the defense of such claim, shall have sole rights to any recovery and shall have the sole right, but not the obligation, to defend, settle and otherwise handle the disposition of such claim.  If either Party recovers monetary damages from any Third Party while jointly defending the claim, such recovery shall be allocated first to the reimbursement of any actual, unreimbursed costs and expenses incurred by the Parties in such litigation (including, for this purpose, a reasonable allocation of expenses of internal counsel) pro rata in accordance with the aggregate amounts spent by both Parties, and any remaining amounts shall be split fifty percent (50%) to Nektar and fifty percent (50%) to BMS, unless the Parties agree in writing to a different allocation.  Neither Party shall enter into any settlement concerning activities under this Agreement or the Combined Therapy that affects the other Party’s rights under this Agreement or imposes any obligations on the other Party, including any admissions of wrongdoing on behalf of the other Party, without such other Party’s prior written consent, not to be unreasonably withheld or delayed, except that a Party may settle any claim that solely relates to its Compound without the consent of the other Party as long as such other Party’s rights under this Agreement are not adversely impacted (in which case, it will obtain such other Party’s prior written consent, not to be unreasonably withheld or delayed).

6.5Combined Therapy Trial Regulatory Documentation.  Subject to the license and other rights granted by each Party to the other Party pursuant to this Agreement, Nektar and BMS shall jointly own all right, title and interest in and to the Combined Therapy Trial Regulatory Documentation; provided, however, that BMS shall retain sole and exclusive ownership of any BMS Regulatory Documentation provided to Nektar under this Agreement that is submitted with or referenced in the Combined Therapy Trial Regulatory Documentation and that Nektar shall retain sole and exclusive ownership of any Nektar Regulatory Documentation that is submitted with or referenced in the Combined Therapy Trial Regulatory Documentation.  This Section 6.5 is without limitation of any other disclosure obligations under this Agreement.

Article 7

COLLABORATION COSTS AND EXPENSES

7.1Intentionally omitted.

7.2Combined Therapy Trial Expenses.  Expenses incurred as described in Article 4 (regarding manufacturing and supply), and Article 6 (regarding intellectual property)

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shall be borne or shared by the Parties as provided in such Articles.  In addition, each Party shall bear its own Third Party License Payments as set forth in Section 2.6(b).  For all other expenses that are directly attributable or reasonably allocable to the conduct of the Combined Therapy Trials, (a) BMS will be responsible for fifty percent (50%) of all out-of-pocket costs (including taxes) reasonably incurred in connection with Third Party CROs and laboratories and clinical sites/IRBs or otherwise by either Party in connection with the performance of each Combined Therapy Trial and that are incurred consistent with the JDC-approved budget for the Combined Therapy Trial (“Third Party Study Costs”), and (b) each Party shall be solely responsible for all of its own internal costs (including all internal full-time equivalents and all costs of individuals engaged as independent contractors) incurred by such Party or any of its Affiliates, to the extent not included in the definition of Third Party Study Costs.  For avoidance of doubt, Third Party Study Costs do not include Third Party License Payments by BMS, Nektar or any Third Party Claims.

7.3Invoicing; Payment.

(a)Reconciliation.  BMS shall reimburse Nektar, on a [***] basis in arrears, for all Third Party Study Costs and all Section 2.2, Section 4.2(a), Section 5.1(a), Section 8.5 and Article 6 costs and expenses actually invoiced to Nektar during the prior [***].  At the end of each [***], Nektar shall (1) submit to BMS an invoice for BMS’s fifty percent (50%) share of all such costs and expenses and (2) an electronic report that specifies in reasonable detail all such expenses included in such Third Party Study Costs and all Section 2.2, Section 4.2(a), Section 5.1(a), Section 8.5 and Article 6 costs during such [***] (a “[***] Report”).  BMS agrees to accept electronic copies of invoices and reports, in .pdf format, emailed to BMS at an address provided by the BMS Alliance Manager as sufficient delivery thereof to process payments to Nektar.  Nektar shall provide invoices or other appropriate supporting documentation for any payments to a Third Party exceeding [***].  The Parties shall seek to resolve any questions related to such invoices and/or reports within [***] following receipt by BMS of Nektar’s invoice and report hereunder.  Based on the invoices and reports, payment will be made by BMS within [***] after the delivery of such invoice and report.  If BMS disputes an amount due on an invoice, BMS will notify Nektar of such dispute within [***] of receipt of such invoice and shall pay the amount not in dispute after Nektar submits a new invoice for the undisputed amount.  The Parties shall use good faith efforts to discuss and resolve any disputed amounts.  Any undisputed invoiced amount which is not paid by its due date shall be assessed a late payment fee at the rate of [***], compounded [***], or at the highest rate permitted under Applicable Law, if less.

(b)Payment Method.  BMS shall pay all amounts due hereunder in United States dollars by electronic funds transmission to the Nektar account below or such bank account Nektar designates in writing from time to time.

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7.4Audit.  At the request (and expense) of BMS, Nektar shall permit an independent certified public accountant appointed by BMS and reasonably acceptable to Nektar (provided that such accountant shall not be retained or compensated on a contingency basis and shall have

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entered into a confidentiality agreement with Nektar), at reasonable times and upon reasonable notice, to examine only those records as may be reasonably necessary to determine, with respect to any calendar year ending not more than [***] prior to BMS’s request, the correctness or completeness of any invoice submitted to BMS or other payment made to Nektar pursuant to this Agreement.  The foregoing right of review may be exercised only [***] and only [***] with respect to each such periodic report and payment.  Results of any such examination shall be (a) made available to both Parties and (b) subject to Article 9.  BMS shall bear the full cost of the performance of any such audit, unless such audit discloses a variance to the detriment of BMS of more than [***] from the amount of the original report, royalty or payment calculation, in which case, Nektar shall bear the full cost of the performance of such audit.  Nektar shall have reciprocal audit rights for any Third Party Study Costs incurred by BMS in connection with the performance of each Combined Therapy Trial.  If, as a result of any audit, it is shown that payments received by the Parties under this Agreement were less or more than the amount which should have been received, then the appropriate Party shall make or refund all payments required to be made to eliminate any discrepancy revealed by said audit within [***].

Article 8

RECORDS AND STUDY DATA

8.1Records.  Each Party shall maintain complete and accurate records of all work conducted with respect to the Combined Therapy Trials and of all results, information, data, data analyses, reports, records, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences and developments made by or provided to either Party, or by the Parties together, in the course of such Party(ies)’ efforts with respect to the Combined Therapy Trials (including the Statistical Analysis Plan and any Bioanalysis Plan to be conducted pursuant to this Agreement) (such results, information, data, data analyses, reports, case report forms, adverse event reports, trial records, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, developments, and each Protocol referred to as the “Study Data”).  Such records shall fully and properly reflect all work done and results achieved in the performance of the Combined Therapy Trials in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes.

8.2Ownership of Study Data.  BMS shall own the Study Data to the extent that it relates exclusively to the BMS Compound (“BMS Study Data”), and Nektar shall own the Study Data to the extent that it relates exclusively to the Nektar Compound (“Nektar Study Data”).  Both Parties shall jointly own any Study Data that does not relate exclusively to the Nektar Compound or the BMS Compound (“Combined Therapy Study Data”).  Each Party shall, and does hereby, assign, and shall cause its Affiliates to so assign, to the other Party, without additional compensation, such right, title and interest in and to any Study Data as is necessary to fully effect the foregoing, and agrees to execute all instruments as may be reasonably necessary to effect same.

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8.3Use of Study Data.

(a)Use of a Party’s Own Study Data.  Each Party may use and analyze its own Study Data for any purpose without obligation or accounting to the other.

(b)Use of Combined Therapy Study Data by BMS.  BMS (and its respective Affiliates), Ono, and each of their respective (sub)licensees shall have the right to use and analyze the Combined Therapy Study Data (x) in connection with its independent development, commercialization or other exploitation of the BMS Compound (alone or in combination with other compounds) and/or for inclusion in the safety database for the BMS Compound, in each case without the consent of, or any obligation to account to, Nektar, and (y) to conduct studies with Samples pursuant to Section 8.5.  Subject to Section 8.5, the results of all such analyses or uses shall be owned by BMS, including any intellectual property arising out of same, unless the Parties shall have agreed otherwise in writing.  BMS, its Affiliates and licensees shall also be entitled to use the Combined Therapy Study Data during and following the Term to (1) make regulatory filings and seek approvals for the BMS Compound, either alone or in combination with other compounds and (2) to promote indications based on, and to disseminate, the Combined Therapy Study Data for the benefit of the BMS Compound, either alone or as part of the Combined Therapy, where permitted by and in accordance with Applicable Law; provided, that nothing in the foregoing is intended or shall be construed as granting BMS any right or license, expressly or impliedly, to make, have made, use, sell, offer for sale, or import the Nektar Compound.  Nektar grants BMS, its Affiliates and licensees of the BMS Compound a Right of Cross-Reference to the relevant Regulatory Documentation Controlled by Nektar for the Nektar Compound or the Combined Therapy for the sole purpose of enabling each of them to exercise its rights under clause (1) of this Section 8.3(b) (other than for use in the Ono Territory), which right shall survive any expiration or termination of this Agreement.

(c)Use of Combined Therapy Study Data by Nektar.  Nektar its Affiliates and each of its and their respective (sub)licensees shall have the right to use and analyze the Combined Therapy Study Data (x) in connection with its independent development, commercialization or other exploitation of the Nektar Compound (alone or in combination with other compounds) and/or for inclusion in the safety database for the Nektar Compound, in each case without the consent of, or any obligation to account to, BMS and (y) to conduct studies with Samples pursuant to Section 8.5.  Subject to Section 8.5, the results of all such analyses or uses shall be owned by Nektar, including any intellectual property arising out of same, unless the Parties shall have agreed otherwise in writing.  Nektar, its Affiliates and licensees shall be entitled to use the Combined Therapy Study Data during and following the Term to (1) make regulatory filings and seek approvals for the Nektar Compound, either alone or in combination with other compounds and (2) to promote indications based on, and to disseminate, the Combined Therapy Study Data for the benefit of the Nektar Compound, either alone or as part of the Combined Therapy, where permitted by and in accordance with Applicable Law; provided that nothing in the foregoing is intended or shall be construed as granting Nektar any right or license, expressly or impliedly, to make, have made, use, sell, offer for sale, or import the BMS Compound.  BMS grants Nektar, its Affiliates and licensees of the Nektar Compound a Right of

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Cross-Reference to the relevant Regulatory Documentation Controlled by BMS for the BMS Compound for the sole purpose of enabling each of them to exercise its rights under clause (1) of this Section 8.3(c) (for clarity, such Right of Cross-Reference shall not extend to the Ono Territory or use of any Ono-controlled Regulatory Documentation), which right shall survive any expiration or termination of this Agreement.

(d)Biomarker/Diagnostic Agent Development.  Each Party may use and disclose to a Third Party the Combined Therapy Study Data and its Compound’s Study Data, under obligations of confidentiality consistent with this Agreement, to develop and commercialize a biomarker or diagnostic test for use with its Compound and/or the Combined Therapy, and, unless otherwise mutually agreed by the Parties in writing, will own any intellectual property arising out of the work funded or conducted by it with or through such Third Party.  The Parties will discuss in good faith any opportunities to jointly participate in the development of any such biomarker or diagnostic test for use with the Combined Therapy.

(e)No Other Uses.  All other uses of Study Data are limited solely to those permitted by this Agreement, and neither Party may use Study Data for any other purpose without the written consent of the other Party during and after the Term of this Agreement.

8.4Access to Study Data.  Subject to the provisions of Sections 2.2, 5.1(a)(xvi) and 5.1(a)(xvii), each Party shall have access to all Combined Therapy Study Data (including de-identified patient records) as soon as reasonably practicable after such Study Data is reasonably available to or generated by the Party responsible for generating or collecting such Study Data.

8.5Samples. Samples collected in the course of activities conducted under this Agreement shall be jointly owned by the Parties (to the extent not owned by the patient and/or the clinical trial site).  Any such Samples shall be collected in accordance with the applicable Protocol and ICFs.  Neither Party shall be permitted to use such Samples for any purpose without the prior written consent of the other Party, which consent shall not be unreasonably withheld if such use is directed to the Combined Therapy and with the terms of such use to be set forth in a written agreement between the Parties setting forth the Samples to be used, and any appropriate terms/restrictions on such use.  Any data and intellectual property arising out of such Sample use shall be owned by the Party conducting such study using same; provided that to the extent that any such data or intellectual property relates solely to the Combined Therapy (or biomarkers solely for use with the Combined Therapy), such data or intellectual property shall be considered Combined Therapy Study Data or Combined Therapy Trial Inventions/Combined Therapy Patent Rights, as the case may be.  Samples for PK and ADA serum analysis will be stored for future use in Nektar’s sample repository (with the expectation that BMS will store, at its own expense, those samples that it expects to use in studies), provided, that if the Party holding the Samples determines that it no longer has a use for the Samples and the other Party determines that it does, then the Samples shall, subject to Applicable Law and the terms of the signed ICFs, be transferred to the other Party and may be used solely thereafter by the other Party.  If neither Party has any further use for the Samples, then the remaining Samples will be destroyed pursuant to the respective Party’s standard operating procedures for sample retention and destruction, subject to the terms of and permission(s) granted in the ICFs by the subjects contributing the

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Samples in the Combined Therapy Trials.  All Third Party Costs for collecting, testing and storing the Samples will be split between the Parties in accordance with Sections 7.2 and 7.3, except as otherwise noted in this Section 8.5.

Article 9

CONFIDENTIALITY

9.1Nondisclosure of Confidential Information.

(a)Prior to the Effective Date of this Agreement, Nektar and BMS entered into a certain Mutual Confidentiality Agreement dated December 13, 2012 (“CDA”).  As it relates to disclosures involving nivolumab and NKTR-214 only, the CDA is hereby terminated and replaced by the terms of this Agreement.  Any Confidential Information relating thereto previously disclosed by the Parties pursuant to the CDA shall now be Confidential Information for purposes of this Agreement and the Parties shall treat it as such in accordance with the terms hereof.  All written, visual, oral and electronic data, information, know-how or other proprietary information or materials, both technical and non-technical, disclosed by one Party to any other Party pursuant to this Agreement that (a) if in tangible form, is labeled in writing as “proprietary” or “confidential” (or similar reference); or (b) if in oral or visual form, is identified as proprietary or confidential or for internal use only at the time of disclosure or within [***] thereafter shall be “Confidential Information” of the disclosing Party, and all Study Data and Collaboration Inventions shall be the Confidential Information of the Party owning such Study Data or Collaboration Invention (as provided in Section 8.2 with regard to Study Data and Section 6.1 with regard to Collaboration Inventions).  For purposes of this Agreement, regardless of which Party discloses such Confidential Information to the other, (i) all Nektar Study Inventions, Nektar Technology and Nektar Regulatory Documentation shall be Confidential Information of Nektar and BMS shall be deemed the receiving Party, (ii) all BMS Study Inventions, BMS Technology, and BMS Regulatory Documentation shall be Confidential Information of BMS and Nektar shall be deemed the receiving Party and (iii) all Combined Therapy Inventions, Combined Therapy Study Data and Combined Therapy Trial Regulatory Documentation shall be Confidential Information of each Party.

(b)Except to the extent expressly authorized in this Section 9.1 and Sections 9.2, 9.3 and 9.5 below, or as otherwise agreed in writing by the Parties, each Party agrees that, for the Term and for a period of [***] thereafter (or for any Confidential Information that is identified in writing at the time of disclosure as a trade secret related to each Party’s Compound, for as long as it is not part of the public domain), it shall (x) keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as expressly provided for in this Agreement any Confidential Information owned by the other Party, (y) treat the other Party’s Confidential Information with the same degree of care the receiving Party uses for its own confidential information but in no event with less than a reasonable degree of care; and (z) reproduce the disclosing Party’s Confidential Information solely to the extent necessary to accomplish the receiving Party’s obligations under this Agreement, with all such reproductions being considered the disclosing Party’s Confidential Information; provided, that

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with respect to BMS Confidential Information that BMS received as confidential information from Ono, the obligations of confidentiality and non-use shall continue for the longer of the period set forth above or [***] after the termination of the Ono-BMS Agreements.

(c)Notwithstanding anything to the contrary in this Section 9.1, and subject to Section 8.3, the receiving Party may disclose the disclosing Party’s Confidential Information to its employees, consultants, agents or permitted sublicensees solely on a need-to-know basis for the purpose of fulfilling the receiving Party’s obligations under this Agreement; provided, however, that (1) any such employees, consultants, agents or permitted sublicensees are bound by obligations of confidentiality at least as restrictive as those set forth in this Agreement, and (2) the receiving Party remains liable for the compliance of such employees, consultants, agents or permitted sublicensees with such obligations.  Each receiving Party acknowledges that in connection with its and its representatives examination of the Confidential Information of the disclosing Party, the receiving Party and its representatives may have access to material, non-public information, and that the receiving Party is aware, and will advise its representatives who are informed as to the matters that are the subject of this Agreement, that State and Federal laws, including United States securities laws, impose restrictions on the dissemination of such information and trading in securities when in possession of such information.  Each receiving Party agrees that it will not, and will advise its representatives who are informed as to the matters that are the subject of this Agreement to not, purchase or sell any security of the disclosing Party on the basis of the Confidential Information to the extent such Confidential Information constitutes material non-public information about the disclosing Party or such security.

9.2Exceptions.  The obligations in Section 9.1 shall not apply with respect to any portion of Confidential Information that the receiving Party can demonstrate by contemporaneous tangible records or other competent proof:

(a)was already known to the receiving Party (or its Affiliates), other than under an obligation of confidentiality, either (i) at the time of disclosure by the disclosing Party, or (ii) if applicable, at the time that it was generated hereunder, whichever ((i) or (ii)) is earlier;

(b)was generally available to the public or otherwise part of the public domain either (i) at the time of its disclosure to the receiving Party, or (ii) if applicable, at the time that it was generated hereunder, whichever ((i) or (ii)) is earlier;

(c)became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

(d)was disclosed to the receiving Party (or its Affiliates), other than under an obligation of confidentiality, by a Third Party who had no obligation to the Party owning or Controlling the information not to disclose such information to others; or

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(e)was independently discovered or developed by the receiving Party (or its Affiliates) without the use of or reference to the Confidential Information belonging to the disclosing Party.

9.3Authorized Disclosure.  Notwithstanding any other provision of this Agreement, each Party may disclose Confidential Information solely owned by the other Party to the extent such disclosure is reasonably necessary in the following instances:

(a)filing or prosecuting Patent Rights;

(b)prosecuting or defending litigation;

(c)complying with Applicable Law or the rules or regulations of any securities exchange on which such Party’s stock is listed;

(d)disclosure, in connection with the performance of this Agreement, to Affiliates, permitted sublicensees, contractors, ethics committees and institutional review boards (collectively, “IRBs”), CROs, academic institutions, consultants, agents, investigators, and employees and contractors engaged by study sites and investigators involved with the Combined Therapy Trials, each of whom, subject to Section 2.6(d), prior to disclosure must be bound by similar terms of confidentiality and non-use at least equivalent in scope to those set forth in this Article 9;

(e)disclosure that is deemed necessary by either Party to be disclosed to its respective Affiliates, agents, consultants or actual or prospective licensees (or other bona fide collaborators) in furtherance of the development, manufacture and/or commercialization of such Party’s Compound, on the condition that such Third Parties agree to be bound by confidentiality and non-use obligations that are substantially consistent with the confidentiality and non-use provisions contained in this Agreement;

(f)disclosure to its attorneys, accountants, auditors and other advisors on a need to know basis provided such individuals or Entities are bound to confidentiality and nondisclosure requirements by professional rules of conduct or nondisclosure agreements, and to actual or prospective acquirers, lenders, financers, or investors as may be necessary to comply with the terms, or in connection with their evaluation, of such potential or actual acquisition, loan, financing, or investment; on the condition that such acquires, lenders, financers, or investors agree to be bound by confidentiality and non-use obligations that are substantially consistent with the confidentiality and non-use provisions contained in this Agreement;

(g)disclosure of the Combined Therapy Study Data, Combined Therapy Trial Inventions and Combined Therapy Patent Rights to Regulatory Authorities in connection with the development of the Combined Therapy, the Nektar Compound or the BMS Compound; and

(h)disclosure of relevant safety information contained within the Combined Therapy Study Data to investigators, IRBs/or ethics committees and Regulatory Authorities that are involved in other clinical trials of the Nektar Compound with respect to Nektar, and the BMS

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Compound with respect to BMS, and (in the event of a Material Safety Issue) to Third Parties that are collaborating with Nektar or BMS, respectively in the conduct of such other clinical trials of the Nektar Compound or the BMS Compound, in each case solely to the extent necessary for the conduct of such clinical trials and/or to comply with Applicable Law and regulatory requirements.

Notwithstanding the foregoing, if a Party is required or otherwise intends to make a disclosure of the other Party’s Confidential Information pursuant to Section 9.3(b) and/or Section 9.3(c), it shall give advance notice to such other Party of such impending disclosure and endeavor in good faith to secure confidential treatment of such Confidential Information and/or reasonably assist the Party that owns such Confidential Information in seeking a protective order or other confidential treatment.

9.4Disclosure to Ono.  Notwithstanding any other provision of this Agreement, Nektar hereby expressly authorizes BMS to disclose to Ono (i) the existence (but not the terms) of this Agreement, the Combined Therapy Trials and the Protocols, and (ii) any other Nektar Confidential Information, BMS Study Data and the Combined Therapy Study Data solely to the extent necessary for BMS to fulfill its obligations to Ono under the Ono-BMS Agreements; provided that Ono is under confidentiality obligations at least as restrictive as set forth herein.

9.5Press Releases and Publications.

(a)Subject to this Section 9.5, the Parties shall jointly agree to the content and timing of all external communications with respect to this Agreement (including an initial press release, the content of which shall be as attached hereto as Exhibit B, subsequent press releases, Q&As, and the content and wording of any listing any Combined Therapy Trial required to be listed on a public database or other public registry such as www.clinicaltrials.gov).  For clarity, if either Party terminates this Agreement pursuant to Section 12.4, the Parties shall mutually agree upon any external communication related to such termination, which shall not include the rationale for such termination unless (and to the extent) mutually agreed by the Parties.  Notwithstanding any provision of this Agreement to the contrary, each Party shall be permitted to publicly disclose information that such Party determines in good faith is necessary to be disclosed to comply with Applicable Law or the rules or regulations of any securities exchange on which such Party’s stock may be listed, or pursuant to an order of a court or governmental entity.

(b)Nektar and BMS agree to collaborate to publicly disclose, publish or present (1) top-line results from each Combined Therapy Trial, limited if possible to avoid jeopardizing the future publication of the Study Data at a scientific conference or in a scientific journal, solely for the purpose of disclosing, as soon as reasonably practicable, the safety or efficacy results and conclusions that are material to either Party under applicable securities laws, and (2) the conclusions and outcomes (the “Results”) of each Combined Therapy Trial at a scientific conference as soon as reasonably practicable following the completion of such Combined Therapy Trial, subject in the case of (2) to the following terms and conditions.  The Party proposing to disclose, publish or present the Results shall deliver to the other Party a copy

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of (i) any abstract or press release at least [***] before submission to a Third Party and (ii) any proposed slide presentation, publication, poster presentation or any other disclosure, publication or presentation at least [***] before submission to a Third Party.  The reviewing Party shall determine whether any of its Confidential Information that may be contained in such disclosure, publication or presentation should be modified or deleted, whether to file a patent application on any Nektar Study Invention (solely with respect to Nektar) or BMS Study Invention (solely with respect to BMS) or Combined Therapy Trial Invention disclosed therein.  If practicable, the disclosure, publication or presentation shall be delayed for an additional [***] if the reviewing Party reasonably requests such extension to allow time for the preparation and filing of relevant patent applications.  If the reviewing Party reasonably requests modifications to the disclosure, publication or presentation to prevent the disclosure of a material trade secret or proprietary business information, the publishing Party shall edit such publication to prevent the disclosure of such information prior to submission of the disclosure, publication or presentation.  In the event of a disagreement as to content, timing and/or venue or forum for any disclosure, publication or presentation of the Results, such dispute (a “Publication Dispute”) shall be referred to the Executive Officers (or their respective designees); provided that, in the absence of agreement after such good faith discussions, and upon expiration of the additional [***] (to the extent provided pursuant to the above), (A) academic collaborators engaged by Nektar in connection with the performance of the Combined Therapy Trials may publish Combined Therapy Study Data obtained by such academic collaborator solely to the extent that such ability to publish such Combined Therapy Study Data is set forth in an agreement between Nektar and such academic collaborator relating to the conduct of Combined Therapy Trials and (B) the publishing Party may proceed with the disclosure, publication or presentation provided that such disclosure, publication or presentation is consistent with its internal publication guidelines and customary industry practices for the publication of similar data.  Authorship of any publication shall be determined based on the accepted standards used in peer-reviewed academic journals at the time of the proposed disclosure, publication or presentation.  The Parties agree that they shall make reasonable efforts to prevent publication of a press release that could jeopardize the future publication of Study Data at a scientific conference or in a scientific journal but in no way will this or any other provision of this Agreement supersede the requirements of any Applicable Law or the rules or regulations of any securities exchange or listing entity on which a Party’s stock is listed (including any such rule or regulation that may require a Party to make public disclosures about interim or ongoing results of a Combined Therapy Trial).  Notwithstanding the foregoing, Nektar hereby authorizes disclosure to Ono in accordance with Section 9.4 above.  Notwithstanding the foregoing, nothing herein shall prevent or restrict Ono from making any disclosures of published Study Data disclosed to it by BMS pursuant to Section 9.4 or of the existence of this Agreement, in each case in order for Ono to comply with requirements of Applicable Law, the rules or regulations of any securities exchange or listing entity on which its stock may be traded or pursuant to an order of a court or governmental entity to publicly disclose the existence of the Agreement and the Study Data.

9.6Compliance with Sunshine Laws.

(a)For purposes of compliance with reporting obligations under Sunshine Laws, Nektar represents that it is not, as of the Effective Date, subject to reporting obligations

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under the Sunshine Laws.  Therefore, as between the Parties, BMS will report payments or other transfers of value (“POTV”) made by Nektar or the CRO related to the conduct of the Combined Therapy Trials and any applicable associated contractor engagements as required under the Sunshine Laws, for each Combined Therapy Trial initiated prior to such date that Nektar becomes responsible for reporting POTV for studies sponsored by it.  BMS shall request delayed publication for any reported POTV for the studies sponsored by Nektar as permitted under the Sunshine Laws and if consistent with BMS’s normal business practices.  In the event Nektar becomes responsible for reporting POTV for studies sponsored by it in a given country during the Term, Nektar shall provide written notification to BMS, and the Parties will meet and confer to discuss how they wish to handle reporting thereafter.  Interpretation of the Sunshine Laws for purposes of reporting any POTV by a Party shall be in such Party’s sole discretion so long as the interpretation complies with Applicable Law.

(b)Nektar (i) will provide (to the extent in the possession of Nektar), or will utilize Commercially Reasonable Efforts to obligate and ensure that each CRO and other applicable Third Party contractors for a Combined Therapy Trial provides, BMS with any information requested by BMS as BMS may reasonably determine is necessary for BMS to comply with its reporting obligations under Sunshine Laws (with such amounts paid to, or at the direction of, each Recipient to be reported to BMS within a reasonable time period specified by BMS and agreed by Nektar) and (ii) will reasonably cooperate with, and will utilize Commercially Reasonable Efforts to obligate and ensure that each CRO and other applicable Third Party contractors for a Combined Therapy Trial reasonably cooperate with, BMS in connection with its compliance with such Sunshine Laws.  The form in which Nektar provides any such information shall be mutually agreed but sufficient to enable BMS to comply with its reporting obligations and BMS may disclose any information that it believes is necessary to comply with Sunshine Laws.  Without limiting the foregoing, BMS shall have the right to allocate payments or other transfers of value in connection with this Agreement in any required reporting under Sunshine Laws in accordance with its normal business practices.  These obligations shall survive the expiration and termination of the agreement to the extent necessary for BMS to comply with Sunshine Laws.

(c)For purposes of this Section 9.6, “Sunshine Laws” means Applicable Laws requiring collection, reporting and disclosure of POTVs to certain healthcare providers, entities and individuals.  These Applicable Laws may include relevant provisions of the Patient Protection and Affordable Health Care Act of 2010 and implementing regulations thereunder.  “Recipients” means healthcare providers, teaching hospitals and/or any other Persons for whom transfers of value or payments must be reported under Sunshine Laws.

9.7Destruction of Confidential Information.  Upon expiration or termination of the Agreement, the receiving Party shall, upon request by the other Party, immediately destroy or return all of the other Party’s Confidential Information relating solely to its Compound as monotherapy (but not to the Combined Therapy or the Combined Therapy Study Data) in its possession; provided, however, that the receiving Party shall be entitled to retain one (1) copy of Confidential Information solely for record-keeping purposes and shall not be required to destroy

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any off-site computer files created during automatic system back up which are subsequently stored securely by the receiving Party.

Article 10

REPRESENTATIONS AND WARRANTIES

10.1Authority and Binding Agreement.  Nektar and BMS each represents and warrants to the other that (a) it has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (b) it has taken all necessary corporate action on its part required to authorize the execution and delivery of the Agreement and the performance of its obligations hereunder; and (c) the Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid and binding obligation of such Party that is enforceable against it in accordance with its terms subject to bankruptcy, insolvency, reorganization, arrangement, winding-up, moratorium, and similar laws of general application affecting the enforcement of creditors’ rights generally, and subject to general equitable principles, including the fact that the availability of equitable remedies, such as injunctive relief or specific performance, is in the discretion of the court.

10.2No Conflicts.  Nektar and BMS each represents and warrants that, to the best of its knowledge as of the Effective Date, it has not entered, and shall not enter, into any agreement with any Third Party that is in conflict with the rights granted to the other Party under this Agreement, and has not taken any action that would in any way prevent it from granting the rights granted to the other Party under this Agreement, or that would otherwise materially conflict with or materially adversely affect the rights granted to the other Party under this Agreement.

10.3Litigation.  Nektar and BMS each represents and warrants that, to the best of its knowledge as of the Effective Date, it is not aware of any pending or threatened litigation (and has not received any communication) that alleges that its activities related to this Agreement have violated, or that by conducting the activities as contemplated in this Agreement it would violate, any of the intellectual property rights of any other Person (after giving effect to the license grants in this Agreement).

10.4No Adverse Proceedings.  Except as otherwise notified to the other Party, there is not pending or, to the knowledge of such Party as of the Effective Date, threatened, against such Party, any claim, suit, action or governmental proceeding that would, if adversely determined, materially impair the ability of such Party to perform its obligations under this Agreement.

10.5Consents.  Nektar and BMS each represents and warrants that, to the best of its knowledge, all necessary consents, approvals and authorizations of all regulatory and governmental authorities and other Persons (i) required to be obtained by such Party in connection with the execution and delivery of this Agreement have been obtained (or will have been obtained prior to such execution and delivery) and (ii) required to be obtained by such Party

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in connection with the performance of its obligations under this Agreement have been obtained or will be obtained prior to such performance.

10.6No Debarment.  Each Party hereby certifies to the other that it has not used, and will not use the services of any person disqualified, debarred, banned, subject to debarment or convicted of a crime for which a person could be debarred by the FDA under 21 U.S.C. 335a, as amended (or subject to a similar sanction of any other Regulatory Authority), in any capacity in connection with any of the services or work provided under any Combined Therapy Trial and that this certification may be relied upon in any applications to the FDA or any other Regulatory Authority.  It is understood and agreed that this certification imposes a continuing obligation upon each Party to notify the other promptly of any change in the truth of this certification.  Upon request by a Party, the other Party agrees to provide a list of persons used to perform the services or work provided under any activities conducted for or on behalf of such Party or any of its Affiliates pursuant to this Agreement who, within the five years preceding the Effective Date, or subsequent to the Effective Date, were or are convicted of one of the criminal offenses required by 21 U.S.C. 335a, as amended, to be listed in any application for approval of an abbreviated application for drug approval.

10.7Compliance with Applicable Law.  Nektar and BMS each represents and warrants that it shall comply with all Applicable Laws of the country or other jurisdiction, or any court or agency thereof, applicable to the performance of its activities hereunder or any obligation or transaction hereunder, including those pertaining to the production and handling of drug products and reporting of information, such as those set forth by the Regulatory Agencies, as applicable, and the applicable terms of this Agreement, in the performance of its obligations hereunder.

10.8Affiliates.  Nektar and BMS each represents and warrants that, to the extent the intellectual property, Regulatory Documentation or Technology licensed by it hereunder are Controlled by its Affiliates or a Third Party, it has the right to use, and has the right to grant (sub)licenses to the other Party to use, such intellectual property, Regulatory Documentation or Technology in accordance with the terms of this Agreement and subject to any restrictions expressly disclosed in writing to the other Party.

10.9Ethical Business Practices.  Nektar and BMS each represents and warrants that neither it nor its Affiliates will make any payment, either directly or indirectly, of money or other assets, including the compensation such Party derives from this Agreement (collectively a “Payment”), to government or political party officials, officials of International Public Organizations, candidates for public office, or representatives of other businesses or Persons acting on behalf of any of the foregoing (collectively “Officials”) where such Payment would constitute violation of any law, including the Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq. In addition, regardless of legality, neither it nor its Affiliates will make any Payment either directly or indirectly to Officials if such Payment is for the purpose of improperly influencing decisions or actions with respect to the subject matter of this Agreement.  All activities will be conducted in compliance with the U.S. False Claims Act and the U.S. Anti-Kickback Statute.

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10.10Single Agent Compound Safety Issues.  Each Party represents and warrants that, to the best of its knowledge, it is not aware of any material safety or toxicity issue with respect to its Single Agent Compound that are not reflected in the investigator’s brochure for its Single Agent Compound existing as of the Effective Date.

10.11Accounting.  Each Party represents and warrants that all transactions under the Agreement shall be properly and accurately recorded in all material respects on its books and records and that each document upon which entries in such books and records are based is complete and accurate in all material respects.

10.12Compliance with Ono Agreements.  BMS will comply with its obligations  under the Ono-BMS Agreements (and not to voluntarily terminate same) to the extent necessary for each Combined Therapy Trial to be completed in accordance with the terms of this Agreement and for Nektar to receive the rights and benefits provided to it under this Agreement.

10.13Intentionally omitted.

10.14DISCLAIMER OF WARRANTY.  THE EXPRESS REPRESENTATIONS AND WARRANTIES STATED IN THIS ARTICLE 10 ARE IN LIEU OF, AND THE PARTIES DO HEREBY DISCLAIM, ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR USE, AND NON-INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

Article 11

INDEMNIFICATION

11.1BMS Indemnification.  BMS hereby agrees to defend, hold harmless and indemnify (collectively, “Indemnify”) Nektar, its Affiliates, and its and their agents, directors, officers, and employees (the “Nektar Indemnitees”) from and against any and all liabilities, expenses and/or losses, including reasonable cost of investigations, experts, legal expenses and attorneys’ fees (collectively “Losses”) resulting from Third Party suits, claims, actions and demands (each, a “Third Party Claim”) to the extent that they arise or result from (a) the gross negligence or intentional misconduct of BMS, any BMS Indemnitee or any (sub)licensee of BMS conducting activities on behalf of BMS under this Agreement or pursuant to a (sub)license granted by BMS; (b) any breach by BMS of any representation, warranty or covenant set forth in Article 10, or any material breach by BMS of any provision of this Agreement; (c) any injury to a subject in a Combined Therapy Trial caused solely by the development, use or manufacture of the BMS Compound; (d) any injury to a subject in a Combined Therapy Trial where it ultimately cannot be or is not determined if such injury is the direct result of the BMS Compound on the one hand or the Nektar Compound on the other hand, provided that, in the case of this clause (d), BMS shall only Indemnify the Nektar Indemnitees for fifty percent (50%) of any such Loss; or (e) the use by BMS, its Affiliates, contractors or (sub)licensees of Combined Therapy Study Data, BMS Study Data, BMS Study Inventions, BMS Study Patent Rights, Combined Therapy

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Trial Inventions and Combined Therapy Patent Rights outside the scope of this Agreement (other than with respect to Third Party Claims that are covered under Section 6.4)); but excluding, in each case with respect to clauses (a) through (c), or (e), any such Losses to the extent Nektar is obligated to Indemnify the BMS Indemnitees pursuant to Section 11.2.

11.2Nektar Indemnification.  Nektar hereby agrees to Indemnify BMS, its Affiliates, and its and their agents, directors, officers, and employees (the “BMS Indemnitees”) from and against any and all Losses resulting from Third Party Claims to the extent that they arise or result from (a) the gross negligence or intentional misconduct of Nektar or any Nektar Indemnitee or any (sub)licensee of Nektar conducting activities on behalf of Nektar under this Agreement or pursuant to a (sub)license granted by Nektar; (b) any breach by Nektar of any representation, warranty or covenant set forth in Article 10, or any material breach by Nektar of any provision of this Agreement; (c) any injury to a subject in a Combined Therapy Trial caused solely by the development, use or manufacture of the Nektar Compound; (d) any injury to a subject in a Combined Therapy Trial where it ultimately cannot be or is not determined if such injury is the direct result of the Nektar Compound on the one hand or the BMS Compound on the other hand; provided that, in the case of this clause (d), Nektar shall only Indemnify the BMS Indemnitees for fifty percent (50%) of any such Loss; or (e) the use by Nektar, its Affiliates, contractors or (sub)licensees of Combined Therapy Study Data, Nektar Study Data, Nektar Study Inventions, Nektar Study Patent Rights, Combined Therapy Trial Inventions and Combined Therapy Patent Rights outside the scope of this Agreement (other than with respect to Third Party Claims that are covered under Section 6.4)), but excluding, in each case with respect to clauses (a) through (c), or (e), any such Losses to the extent BMS is obligated to Indemnify the Nektar Indemnitees pursuant to Section 11.1.

11.3Indemnification Procedure.  Each Party’s agreement to Indemnify the other Party is conditioned on the performance of the following by the Party seeking indemnification:  (a) providing written notice to the Indemnifying Party of any Loss of the types set forth in Section 11.1 and 11.2 within [***] after the Party seeking indemnification has knowledge of such Third Party Claim; provided that, any delay in complying with the requirements of this clause (a) will only limit the Indemnifying Party’s obligation to the extent of the prejudice caused to the Indemnifying Party by such delay; (b) permitting the Indemnifying Party to assume full responsibility (but without any reservation of rights or recovery against the Indemnified Party) to investigate, prepare for and defend against any such Loss; (c) providing reasonable assistance to the Indemnifying Party, at the Indemnifying Party’s expense, in the investigation of, preparation for and defense of any Loss; and (d) not compromising or settling such Loss without the Indemnifying Party’s written consent, such consent not to be unreasonably withheld or delayed.

11.4Separate Defense of Claims.  In the event that the Parties cannot agree as to the application of Sections 11.1, 11.2 and/or 11.3 to any particular Loss, the Parties may conduct separate defenses of such Loss.  Each Party further reserves the right to claim indemnity from the other in accordance with Sections 11.1, 11.2 and/or 11.3 upon resolution of the underlying claim, notwithstanding clause (b) of Section 11.3.

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11.5Insurance.  Each Party shall maintain commercially reasonable levels of insurance or other adequate and commercially reasonable forms of protection or self-insurance to satisfy its indemnification obligations under this Agreement.  Each Party shall provide the other Party with written notice at least [***] prior to the cancellation, non-renewal or material change in such insurance or self-insurance that would materially adversely affect the rights of the other Party hereunder.  The maintenance of any insurance shall not constitute any limit or restriction on damages available to a Party under this Agreement.

11.6LIMITATION OF LIABILITY.

(a)NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS, ARISING FROM OR RELATING TO THIS AGREEMENT AND/OR SUCH PARTY’S PERFORMANCE HEREUNDER, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF THE CAUSE OF ACTION (WHETHER IN CONTRACT, TORT, BREACH OF WARRANTY OR OTHERWISE).  NOTHING IN THIS SECTION 11.6(a) IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF A PARTY UNDER SECTIONS 11.1 OR 11.2, OR DAMAGES AVAILABLE FOR BREACHES OF PAYMENT OBLIGATIONS IN SECTIONS 7.2 OR 7.3, CONFIDENTIALITY OBLIGATIONS IN ARTICLE 9 OR FOR A PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(b)EACH PARTY’S MAXIMUM, CUMULATIVE LIABILITY ARISING OUT OF OR RELATING TO A GIVEN COMBINED THERAPY TRIAL PERFORMED PURSUANT TO THIS AGREEMENT AND/OR SUCH PARTY’S PERFORMANCE RELATING THERETO, REGARDLESS OF THE CAUSE OF ACTION (WHETHER IN CONTRACT, TORT, BREACH OF WARRANTY, INDEMNITY OR OTHERWISE), WILL NOT EXCEED IN THE AGGREGATE FOR ALL CLAIMS RELATING TO SUCH COMBINED THERAPY TRIAL [***]; PROVIDED, HOWEVER, THAT NOTHING IN THIS SECTION 11.6(b) IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF A PARTY UNDER SECTIONS 11.1 OR 11.2, OR ANY DAMAGES AVAILABLE FOR BREACHES OF PAYMENT OBLIGATIONS IN SECTIONS 7.2 OR 7.3, CONFIDENTIALITY OBLIGATIONS IN ARTICLE 9 OR FOR A PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

Article 12

TERM AND TERMINATION

12.1Term.  This Agreement shall be effective as of the Effective Date and, unless earlier terminated pursuant to Sections 12.2, 12.3 or 12.4 or any other termination right expressly stated in this Agreement, shall continue in effect until completion by all centers or institutions participating in the Combined Therapy Trials, the delivery of all Study Data, including all completed case report forms, all final analyses and all final clinical study reports contemplated by the Combined Therapy Trials, to both Parties, and the completion of any then agreed upon

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Protocol, Statistical Analysis and Bioanalysis Plan (the “Term”); provided that if termination language in Sections 2.1(e) applies, then the Term shall expire.

12.2Termination for Material Breach.

(a)Notice and Cure Period.  If a Party (the “Breaching Party”) is in material breach, the other Party (the “Non-Breaching Party”) shall have the right to give the Breaching Party notice specifying the nature of such material breach.  The Breaching Party shall have a period of [***] after receipt of such notice to cure such material breach (the “Cure Period”) in a manner reasonably acceptable to the Non-Breaching Party.  For the avoidance of doubt, this provision is not intended to restrict in any way either Party’s right to notify the other Party of any other breach or to demand the cure of any other breach.

(b)Termination Right.  The Non-Breaching Party shall have the right to terminate this Agreement, upon written notice, in the event that the Breaching Party has not cured such material breach within the Cure Period, provided, however, that if such breach is capable of cure but cannot reasonably be cured within the Cure Period, and the Breaching Party notifies the non-Breaching Party of its intent to cure such material breach, commences actions to cure such material breach within the Cure Period and thereafter diligently continues such actions, the Breaching Party shall have an additional [***] to cure such breach.  If a Party contests such termination pursuant to the dispute resolution procedures under Section 13.3, such termination shall not be effective until a conclusion of the dispute resolution procedures in Section 13.3, as applicable, resulting in a determination that there has been a material breach that was not cured within the Cure Period (or, if earlier, abandonment of the dispute by such Party).

12.3Termination for Bankruptcy.  Either Party may terminate this Agreement if, at any time, the other Party shall file in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of such other Party or of such other Party’s assets, or if the other Party proposes a written agreement of composition or extension of its debts, or if the other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed or stayed within [***] after the filing thereof, or if the other Party will propose or be a party to any dissolution or liquidation, or if the other Party shall make an assignment for the benefit of its creditors.

12.4Termination due to Material Safety Issue; Clinical Hold.

(a)Either Party shall have the right to terminate this Agreement immediately upon written notice if it reasonably deems it necessary to protect the safety, health or welfare of subjects enrolled in any Combined Therapy Trial due to the existence of a Material Safety Issue.  In the event of a termination due to a Material Safety Issue, prior to the terminating Party providing written notice, each Party’s safety committee shall, to the extent practicable, meet and discuss in good faith the safety concerns raised by the terminating Party and consider in good faith the input, questions and advice of the non-terminating Party, but should any dispute arise in such discussion, the dispute resolution processes set forth in Sections 2.8 or 13.3 shall not apply

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to such dispute and the terminating Party shall have the right to issue such notice and such termination shall take effect without the Parties first following the procedures set forth in Sections 2.8 or 13.3.

(b)If a Clinical Hold with respect to either the BMS Compound or the Nektar Compound should arise at any time after the Effective Date, the Parties will meet and discuss the basis for the Clinical Hold, how long the Clinical Hold is expected to last, and how they might address the issue that caused the Clinical Hold.  If, after [***] of discussions following the Clinical Hold, either Party reasonably concludes that the issue is not solvable or that unacceptable and material additional costs/delays have been and/or will continue to be incurred in the conduct of the Combined Therapy Trial, then such Party may immediately terminate this Agreement.

12.5Effect of Termination. Upon expiration or termination of this Agreement, (a) the licenses granted to each Party to conduct a Combined Therapy Trial in Sections 3.1 and 3.2 shall terminate, and (b) the Parties shall use reasonable efforts to wind down activities under this Agreement in a reasonable manner and avoid incurring any additional expenditures or non-cancellable obligations; provided that, in the case of termination pursuant to Section 12.4, Nektar may continue to dose subjects enrolled in any then ongoing Combined Therapy Trial through completion of the applicable Protocol if dosing is required by the applicable Regulatory Authority(ies) and/or Applicable Law(s).  Any such wind-down activities will include the return to BMS, or destruction, of all BMS Compound provided to Nektar and not consumed in the Combined Therapy Trials.  If applicable, upon termination of this Agreement, the Parties shall remain responsible pursuant to the terms of this Agreement for any expenses incurred prior to such termination and that are associated with terminating any ongoing clinical trial work and/or result from such ongoing activities under this Agreement solely to the extent such activities are deemed necessary by Nektar (after discussion at a meeting of the JDC) based on reasonable medical judgment to protect the health of subjects participating in any Combined Therapy Trial.

12.6Survival.  The following Articles and Sections of this Agreement and all definitions relating thereto shall survive any expiration or termination of this Agreement for any reason:  Section 2.1(b)(i), Section 2.1(b)(ii) (first sentence), Section 2.2 (“Adverse Event Reporting”), Section 5.1(a)(viii), Section 5.1(b)(iii), Article 6 (“Intellectual Property”), Section 7.2 (“Combined Therapy Trial Expenses”), Section 7.3 (“Invoicing; Payment”), Section 8.1 (“Records”), Section 8.2 (“Ownership of Study Data”), Section 8.3 (“Use of Study Data”), Section 8.4 (“Access to Study Data”), Section 8.5 (“Samples”), Article 9 (“Confidentiality”); Article 10 (“Representations and Warranties”), Article 11 (“Indemnification”), Section 12.5 (“Effect of Termination”), Section 12.6 (“Survival”), Section 13.1 (“Entire Agreement”), Section 13.2 (“Governing Law”), Section 13.3 (“Dispute Resolution”), Section 13.4 (“Injunctive Relief”), Section 13.6 (“Notices”), Section 13.7 (“No Waiver, Modifications”), Section 13.8 (“No Strict Construction”), Section 13.9 (“Independent Contractor”), Section 13.10 (“Assignment; Licensees”), Section 13.11 (“Headings”), Section 13.13 (“Severability”), Section 13.14 (“Further Assurances”), Section 13.15 (“No Benefit to Third Parties”) and Section 13.16 (“Construction”).

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Article 13

MISCELLANEOUS

13.1Entire Agreement.  The Parties acknowledge that this Agreement shall govern all activities of the Parties with respect to the Combined Therapy Trials from the Effective Date forward.  This Agreement, including the Exhibits hereto and together with the Protocol, Quality Agreement, Statistical Analysis Plan, and Supply Agreement, sets forth the complete, final and exclusive agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements and understandings between the Parties with respect to such subject matter.  There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties with respect to such subject matter other than as are set forth in this Agreement.  All Exhibits attached hereto are incorporated herein as part of this Agreement.

13.2Governing Law.  This Agreement and all claims relating to or arising out of this Agreement or the breach thereof shall be governed and construed in accordance with the internal laws of the State of New York, USA, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

13.3Dispute Resolution.

(a)In the event of any dispute, controversy or claim arising out of, relating to or in connection with any provision of this Agreement (each a “Dispute”), other than a JDC Dispute or a Publication Dispute or a dispute as to whether a Material Safety Issue exists, the Parties shall refer such Dispute promptly to the Alliance Managers for resolution.  If the Alliance Managers are unable to resolve such Dispute within [***] after a matter has been presented to them, then upon the request of either Party by written notice, the Parties shall refer such Dispute to the Executive Officers.  This Agreement shall remain in effect during the pendency of any such dispute.  In the event that no resolution is made by them in good faith negotiations within [***] after such referral to them, such unresolved Dispute shall be referred to the Chief Executive Officer of Nektar or his or her designee and the Chief Scientific Officer of BMS or his or her designee for attempted resolution by good faith negotiations within [***] after such referral is made.  In the event such officers are unable to resolve such Dispute within such [***] period then, if such Dispute constitutes an Arbitration Matter, such Dispute shall be resolved through arbitration in accordance with Section 13.3(b); provided, however, that with respect to any such Dispute that relates to a matter described in Section 13.4, either Party shall have the right to seek an injunction or other equitable relief without waiting for the expiration of such [***] negotiation period, and with respect to any JDC Dispute or Publication Dispute, the specific dispute resolution processes contained in Sections 2.8 or 9.5(b), as applicable, will apply.

(b)If a Dispute that constitutes an Arbitration Matter remains unresolved after escalation to the senior executives as described above, either Party may refer the matter to arbitration as described herein, the results of which shall be binding upon the Parties.  Any

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arbitration under this Agreement shall be conducted under the auspices of the American Arbitration Association (“AAA”) by a panel of three (3) arbitrators pursuant to that organization’s Commercial Arbitration Rules then in effect; provided, however, that the Parties hereby agree that the time schedule for the appointment of arbitrators and the time schedule for submission of the statement of defense shall follow the American Arbitration Association Arbitration Rules.  The fees and expenses of the arbitrators shall be borne in equal shares by the Parties.  Each Party shall bear the fees and expenses of its legal representation in the arbitration.  The arbitral tribunal shall not reallocate either the fees and expenses of the arbitrators or of the Parties’ legal representation.  The arbitration shall be held in New York, New York, USA, which shall be the seat of the arbitration.  The language of the arbitration shall be English.  Notwithstanding anything to the contrary in this Agreement, each Party shall be entitled to recover its attorneys’ fees and arbitration fees and expenses to the extent it is successful in bringing an action to enforce its rights to indemnification under this Agreement against the other Party.

13.4Injunctive Relief.  Notwithstanding anything herein to the contrary, a Party may seek an injunction or other injunctive relief from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss or damage on a provisional basis.  For the avoidance of doubt, if either Party (a) discloses Confidential Information of the other Party other than as permitted under Article 9, (b) uses (in the case of Nektar) the BMS Compound or BMS Technology or (in the case of BMS) the Nektar Compound or Nektar Technology in any manner other than as expressly permitted under this Agreement or (c) otherwise is in material breach of this Agreement and such material breach could cause immediate harm to the value of the Nektar Compound (by BMS) or the BMS Compound (by Nektar), the other Party shall have the right to seek an injunction or other equitable relief precluding the other Party from continuing its activities related to the applicable activity without waiting for the conclusion of the dispute resolution procedures under Section 13.3.

13.5Force Majeure.  The Parties shall be excused from the performance of their obligations under this Agreement (other than the payment of monies owed to the other Party) to the extent that such performance is prevented by force majeure and the non-performing Party promptly provides notice of the prevention to the other Party.  Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming Party takes reasonable efforts to remove the condition.  For purposes of this Agreement, force majeure shall mean acts of God, strikes or other concerted acts of workers (except for strikes or other concerted acts of a Party’s respective workers), civil disturbances, fires, earthquakes, acts of terrorism, floods, explosions, riots, war, rebellion, sabotage or failure or default of public utilities or common carriers or similar conditions beyond the control of the Parties.

13.6Notices.  Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement and shall be deemed to have been sufficiently given for all purposes if such notice is timely and is:  (a) mailed by first class certified or registered mail, postage prepaid, return receipt requested, (b) sent by express delivery service, or (c) personally delivered.  Unless otherwise specified in writing, the mailing addresses of the Parties shall be as described below.

Clinical Trial Collaboration Agreement_Nektar_BMS_September 2016

***Text Omitted and Filed Separately with the Securities and Exchange
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17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

For Nektar:	Nektar Therapeutics 455 Mission Bay Boulevard South San Francisco, CA 94158 Attention: Chief Medical Officer
With a copy to:	Nektar Therapeutics 455 Mission Bay Boulevard South San Francisco, CA 94158 Attention: VP & General Counsel
For BMS:	Bristol-Myers Squibb Company Route 206 and Province Line Road Princeton, NJ 08543-4000 Attention: Fouad Nouami, VP, Global Development Lead - Nivolumab
With a copy to:	Bristol-Myers Squibb Company Route 206 and Province Line Road Princeton, NJ 08543-4000 Attention: VP & Assistant General Counsel, Licensing and Business Development

Any such communication shall be deemed to have been received when delivered.  It is understood and agreed that this Section 13.6 is not intended to govern the day-to-day business communications necessary between the Parties in performing their duties, in due course, under the terms of this Agreement.

13.7No Waiver; Modifications.  It is agreed that no waiver by a Party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.  The failure of either Party to insist on the performance of any obligation hereunder shall not be deemed to be a waiver of any such obligation.  No amendment, modification, release or discharge to this Agreement, the Quality Agreement or any material amendment, modification, release or discharge to a Bioanalysis Plan, a Statistical Analysis Plan, or a CRO Agreement (to the extent provided in Section 2.4(o)) shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties.

13.8No Strict Construction.  This Agreement has been prepared jointly and shall not be strictly construed against either Party.  No presumption as to construction of this Agreement shall apply against either Party with respect to any ambiguity in the wording of any provision(s) of this Agreement irrespective of which Party may be deemed to have authored the ambiguous provision(s).

13.9Independent Contractor.  The Parties are independent contractors of each other, and the relationship between the Parties shall not constitute a partnership, joint venture or

Clinical Trial Collaboration Agreement_Nektar_BMS_September 2016

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

agency.  Neither Party shall be the agent of the other or have any authority to act for, or on behalf of, the other Party in any matter.

13.10Assignment; Licensees.

(a)Assignment.  Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other Party, except that a Party may make such an assignment without the other Party’s consent, provided that such Party provide written notice of such assignment to the other Party within [***] of such assignment, (a) to an Affiliate, (b) to a Third Party that merges with, consolidates with or acquires substantially all of the assets or voting control of the assigning Party or (c) to a Third Party that acquires all the rights to the Nektar Compound, in the case of Nektar, or the BMS Compound, in the case of BMS. Any assignment or attempted assignment by any Party in violation of the terms of this Section 13.10 shall be null and void and of no legal effect.

(b)Licensees.  If a Party grants its or the other Party’s Affiliate or a Third Party a license (other than a license solely to make a Product for a Party and other than any license rights granted to Ono for the Ono Territory) to develop and commercialize its Single Agent Compound on a worldwide basis or in any geographic region and/or for all purposes or a limited field, (a “Licensee”), such Party will obtain the Licensee’s agreement to abide by the terms of this Agreement in the same manner as the licensor Party and to not take any action that is inconsistent with such Party’s obligations under Exhibit C.

13.11Headings.  The captions to the several Sections and Articles hereof are not a part of this Agreement, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.

13.12Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument.  This Agreement may be executed by facsimile or electronic (e.g., .pdf) signatures and such signatures shall be deemed to bind each Party hereto as if they were original signatures.

13.13Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of a Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties.

Clinical Trial Collaboration Agreement_Nektar_BMS_September 2016

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

13.14Further Assurance.  Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in order to perfect any license, assignment or other transfer or any properties or rights under, or pursuant, to this Agreement.

13.15No Benefit to Third Parties.  The representations, warranties and agreements set forth in this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other parties.

13.16Construction.

(a)General.  Except as otherwise explicitly specified to the contrary, (a) references to a Section, Article or Exhibit means a Section or Article of, or Exhibit to, this Agreement and all subsections thereof, unless another agreement is specified; (b) references to a particular statute or regulation include all rules and regulations promulgated thereunder and any successor statute, rules or regulations then in effect, in each case including the then-current amendments thereto; (c) words in the singular or plural form include the plural and singular form, respectively; (d) the terms “including,” “include(s),” “such as,” and “for example” used in this Agreement mean including the generality of any description preceding such term and will be deemed to be followed by “without limitation”; and (e) the words “hereof,” “herein,” “hereunder,” “hereby” and derivative or similar words refer to this Agreement.  No presumption as to construction of this Agreement shall apply against either Party with respect to any ambiguity in the wording of any provision(s) of this Agreement irrespective of which Party may be deemed to have authored the ambiguous provision(s).

(b)No Response.  Where a provision of this Agreement provides for a Party to respond within a designated period following written notice from the other Party (e.g., Sections 5.1(a)(vi) and 5.1(b)(iv)), and if such Party fails to respond within the designated period, then the failure to respond shall create or imply:  (i) that the non-responding Party agrees with the proposed action to be taken by the other Party, or (ii) consent that an action proposed to be taken may be taken, except if such consent expressly conflicts with the terms of this Agreement.

[Signature page follows]

Clinical Trial Collaboration Agreement_Nektar_BMS_September 2016

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

Nektar TherapeuticsBristol-Myers Squibb Company

By: /s/ John Nicholson                         By: /s/ Fouad Namouni

Name: John NicholsonName: Fouad Namouni

Title: Senior Vice PresidentTitle: Oncology Department Head

Date: September 21, 2016Date: September 22, 2016

Signature Page to Clinical Trial Collaboration Agreement

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Exhibit Index

Attached:

Exhibit A:	Draft Initial Trial Protocol Synopsis
Exhibit B:	Press Release
Exhibit C:	Exclusivity
Exhibit D:	BMS Studies
Exhibit E:	Nektar Compound

Exhibit Index

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

[***]NKTR-214

EXHIBIT A

INITIAL TRIAL PROTOCOL SYNOPSIS

1.0Study Synopsis

Name of Sponsor:	Nektar Therapeutics
Name of Finished Product:	NKTR‑214 drug product Opdivo®
Name of Active Ingredient:	NKTR‑214 drug substance Nivolumab (anti-PD-1)
Title of Study:	A Phase 1/2, Open-label, Multicenter, Dose Escalation and Dose Expansion Study of NKTR‑214 and Nivolumab in Patients with Select Locally Advanced or Metastatic Solid Tumor Malignancies
[***]	[***]
Phase of Development:	Phase 1/2
[***]	[***]
[***]	[***]
[***]	[***] [***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Exhibit A

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

[***]NKTR-214

Exhibit A

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

EXHIBIT B

FORM OF PRESS RELEASE

Please refer to Nektar Therapeutics’ Current Report on Form 8-K filed with the Securities and Exchange Commission on September 27, 2016.

Exhibit B

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

EXHIBIT C

EXCLUSIVITY

The Parties desire to agree on the following terms in order to develop innovative medicines as promptly as reasonably practicable, to avoid IP and other conflicts with Third Parties in related subject matter transactions, and to better ensure that each Party focuses its efforts on the development of appropriate Combined Therapy Trials and that the agreed-upon Combined Therapy Trials proceed in an effective, cost-efficient and timely manner:

a.Nektar Exclusivity.  During the Exclusive Collaboration Period, except for Permitted Research (as defined below), Nektar will not (A) conduct any preclinical or clinical research with a Restricted Third Party regarding an anti-PD-1 antagonist or anti-PD-L1 antagonist, together with the Nektar Compound (a “Restricted Combination”), (B) license any rights under its proprietary intellectual property to any Restricted Third Party to enable the study of any Restricted Combination, (C) grant any right to a Restricted Third Party under its Nektar IND, NDA or other Regulatory Documentation for the Nektar Compound during the Exclusive Collaboration Period to enable a Restricted Third Party to research or develop a Restricted Combination, or (D) grant any right to a Third Party under the Combined Therapy Trial IND, during the Exclusive Collaboration Period, to enable a Restricted Third Party to research or develop a Restricted Combination. The foregoing shall not (1) restrict or preclude any combination studies between Nektar and any Third Party other than those containing a Restricted Combination, (2) restrict or preclude the out-license or sale of the Nektar Compound (provided that the licensee or acquirer of the Nektar Compound agrees to comply with the restrictions set forth herein) or (3) restrict or preclude Nektar from performing preclinical or clinical research using a Restricted Combination on its own or with any non-profit Entities (including university and academic research institutions) (collectively, “Permitted Research”), provided that with respect to clause (3) above, Nektar shall share with BMS during the Exclusive Collaboration Period any data generated from such preclinical or clinical research to the extent relating to a Restricted Combination and, in Nektar’s sole discretion, any other information related to a Restricted Combination, subject in each case to any conditions and restrictions that apply to Nektar’s use of such data and information.

b.BMS Exclusivity.  Except with respect to those studies that are underway as of the Effective Date, as described on the attached Exhibit D, or Permitted IL2 Research (as defined below), during the Exclusive Collaboration Period, BMS will not conduct any preclinical or clinical research with a Restricted Third Party regarding the BMS Compound together with an IL2-based CD122 agonist (a “Restricted IL2 Combination”).  The foregoing shall not (1) restrict or preclude any combination studies between BMS and any Third Party other than those containing a Restricted IL2 Combination (2) restrict or preclude the out-license or sale of the BMS Compound (provided that any such licensee or acquirer agrees to comply with the restrictions set forth herein) or (3) restrict or preclude BMS from performing preclinical or clinical research using a Restricted IL2 Combination on its own or with any non-profit Entities

Exhibit C

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(including university and academic research institutions) (collectively, “Permitted IL2 Research”), provided that with respect to clause (3) above, BMS shall share with Nektar during the Exclusive Collaboration Period any data generated from such preclinical or clinical research to the extent relating to a Restricted IL2 Combination and, in BMS’s sole discretion, any other information related to a Restricted IL2 Combination, subject in each case to any conditions and restrictions that apply to BMS’s use of such data and information.

c.Negotiations.  As to other Restricted Third Parties, BMS shall have the sole right during the Exclusive Collaboration Period to negotiate with Nektar for follow-on clinical trials for a combination therapy involving a Restricted Combination, and Nektar shall not negotiate with any Restricted Third Party any Restricted Combination therapy development during the Exclusive Collaboration Period (other than Permitted Research).

Exhibit C

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

EXHIBIT D

BMS STUDIES

None.

Exhibit D

***Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

EXHIBIT E

NEKTAR COMPOUND

The CD122-biased IL-2 pathway agonist [***]

Exhibit E